STOCK PURCHASE AGREEMENT


    This STOCK PURCHASE AGREEMENT ("Agreement"), dated as of March 30,

1995, is among The Parsons Corporation, a Delaware corporation

("PARSONS"), Gilbert/Commonwealth, Inc., a Delaware corporation ("G/C"),

and Gilbert Associates, Inc., a Delaware corporation and the holder of all the outstanding shares of G/C ("SHAREHOLDER").



    A.  At the date of this Agreement, G/C is authorized to have outstanding 1,000 common shares, $1.00 par value ("Common Shares"), all of which are currently outstanding and are owned by SHAREHOLDER.



    B.  PARSONS and SHAREHOLDER have heretofore entered into an

Agreement in Principle dated March 2, 1995 ("Agreement in Principle"),

which Agreement in Principle contemplates that PARSONS will purchase and

SHAREHOLDER will sell, at the Closing Date (as hereinafter defined), all of the outstanding Common Shares of G/C for cash in the amount of Forty-

Six Million Dollars ($46,000,000), subject to the terms and provisions hereinafter set forth.



    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, PARSONS, G/C and SHAREHOLDER agree as follows:


    ARTICLE 1.  THE PURCHASE OF COMMON SHARES

    1.1.   The closing on the transactions contemplated by this

Agreement (the "Closing") shall take place at 10:00 a.m. on the second business day after the conditions and obligations set forth in Sections

5.1, 5.2, 6.4 and 6.7 hereof to be satisfied prior to Closing have been met, or on such other date as may be agreed upon in writing by the parties (the "Closing Date"), subject to the terms and conditions set forth in this Agreement, PARSONS agrees to purchase from SHAREHOLDER and

SHAREHOLDER agrees to sell, assign, transfer and convey to PARSONS, all of the outstanding Common Shares on the terms set forth below.  On the

Closing Date, SHAREHOLDER will deliver to PARSONS a certificate or certificates evidencing all of the outstanding Common Shares, together with duly executed stock transfer powers relating thereto, against payment by PARSONS in the amount contemplated by Section 1.2 hereof.

The closing will take place at the offices of G/C, at 10:00 a.m. local time or at such other time and place as may be agreed upon by the parties.


    1.2.   Subject to the terms and conditions set forth in this

Agreement, as payment of the purchase price for the Common Shares,

PARSONS will pay, by wire transfer, to such bank account as SHAREHOLDER shall advise PARSONS in writing, Forty-Six Million Dollars

($46,000,000).  The purchase price shall be adjusted as follows:



     1.2.1. As soon as reasonably practical after March 31, 1995,

SHAREHOLDER and G/C shall prepare and deliver to PARSONS an adjusted consolidated balance sheet of G/C as of March 31, 1995 (the "Adjusted

March Balance Sheet").  Such Adjusted March Balance Sheet shall be prepared in accordance with generally accepted accounting principles,

except as noted thereon, using the same historic practices, methods and criteria employed by G/C in connection with its preparation of the adjusted consolidated balance sheet of G/C as of December 30, 1994, as reviewed and accepted by PARSONS and attached hereto as Exhibit A (the

"G/C Balance Sheet"), to the extent such practices, methods and criteria are consistent with generally accepted accounting principles.  All expenses incurred in connection with the preparation of the Adjusted

March Balance Sheet shall be the responsibility of SHAREHOLDER.


     1.2.2. The Adjusted March Balance Sheet shall become final and binding upon the parties unless within 60 days following its submittal to PARSONS, PARSONS notifies SHAREHOLDER of its objection thereto.  If

PARSONS notifies SHAREHOLDER of any objection to the Adjusted March

Balance Sheet, PARSONS, SHAREHOLDER and G/C shall negotiate in good faith to resolve any differences.  If within 30 days following the receipt of such notice by SHAREHOLDER any of such differences have not been resolved, they shall be resolved by a certified public accounting firm mutually acceptable to PARSONS and SHAREHOLDER whose opinion thereon and the resulting Adjusted March Balance Sheet shall be final,

binding and not subject to any appeal.  The fees and expenses of such certified public accounting firm shall be paid one-half by PARSONS and one-half by SHAREHOLDER.  If resolution is not reached prior to the

Closing Date, a post-Closing Date adjustment to the Purchase Price shall be made.


     1.2.3. After the Adjusted March Balance Sheet has been finally determined, either (i) the purchase price for the Common Shares shall be increased, on a dollar-for-dollar basis, by the amount, if any, by which

G/C's Stockholder's Equity as of March 31, 1995, as set forth on the final Adjusted March Balance Sheet, exceeds $15,000,000, or (ii) the purchase price for the Common Shares shall be reduced by the amount, if any, by which $15,000,000 exceeds G/C's Stockholder's Equity as of March

31, 1995, as set forth on the final Adjusted March Balance Sheet, as the case may be.  If the Closing Date does not occur prior to May 1, 1995,

PARSONS agrees to pay interest at the IBOR rate plus 75 basis points,

calculated on the basis of actual days elapsed, on the purchase price,

as adjusted pursuant to this Section 1.2.3, from May 1, 1995 until the earlier of the Closing Date or the termination of this Agreement in accordance with its provisions.


     1.2.4. Nothing in this Section 1.2 shall preclude any party from exercising, or shall adversely affect or otherwise limit in any respect the exercise of, any right or remedy available to it hereunder or otherwise for any misrepresentation or breach of warranty hereunder, but neither PARSONS, SHAREHOLDER nor G/C shall have any right to dispute the

Adjusted March Balance Sheet or any portion thereof once it has been finally determined in accordance with Section 1.2.2 hereof.


     1.2.5. The Purchase Price for the Common Shares shall be subject to further adjustment as set forth in Section 3.1.9.


    1.3.   SHAREHOLDER shall submit this Agreement to the holders of its

Class B Voting Common Stock (the "Class B Stockholders") for approval at a special meeting to be held as soon as practicable and will use its reasonable best efforts to hold such meeting as soon as possible in accordance with Sections 4.2 and 4.3 hereof.


    1.4.   SHAREHOLDER represents and warrants that its board of

directors has determined that the sale of the Common Shares pursuant to this Agreement is fair to and in the best interests of SHAREHOLDER's stockholders, has approved this Agreement and has resolved to recommend approval of this Agreement by its stockholders.  SHAREHOLDER further represents and warrants that Dillon, Read & Co. Inc., SHAREHOLDER's financial advisor, has advised its board of directors that the price to be paid to SHAREHOLDER for the outstanding Common Shares is fair to

SHAREHOLDER and its stockholders from a financial point of view.  In addition, SHAREHOLDER represents and warrants that, to the best of its knowledge, each of its directors and executive officers intends to vote his or her shares of SHAREHOLDER common stock in favor of approval of this Agreement.


    ARTICLE 2.  RELATED TRANSACTIONS

    2.1.   It is understood that the names "Gilbert" and

"Gilbert/Commonwealth" have value in the market place.  All rights to the name, "Gilbert/Commonwealth" will become the property of PARSONS upon Closing hereunder.  After the Closing Date SHAREHOLDER shall have no continuing right to use the name "Gilbert" in combination with the word "Commonwealth" and/or the name of PARSONS or any of its affiliates.

SHAREHOLDER shall however, have the continuing right to use the name

"Gilbert" in any combination, other than with the word "Commonwealth"

and/or the name of PARSONS or any of its affiliates, and the abbreviation "GAI" in the name of its Subsidiary corporation "GAI -

Tronics Inc." and its products and services or any other use.

Additionally, SHAREHOLDER shall have the limited right to use the name,

"Gilbert/Commonwealth" for the 12 months immediately following Closing,

for the sole purpose of allowing a transition period for SHAREHOLDER to identify itself as the former owner of G/C.


    2.2.   The parties specifically acknowledge and agree that ownership of certain real estate, personal property, inter-company note and intercompany advances and indebtedness and stock in Subsidiary corporations shall prior to the Closing Date be transferred to the

SHAREHOLDER and shall not be part of the sale to PARSONS contemplated hereunder, all as more specifically described in Exhibit B hereto.


    2.3.   SHAREHOLDER shall retain responsibility for certain

liabilities after Closing hereunder, including the TVA Sequoyah Contract

Settlement, liability relative to the Mazur Case, payments under the

Dividend Unit Plan, open window pensions, post retirement life insurance policies, and post retirement medical benefits to the individuals listed on Exhibit E all as more specifically described in Exhibit B hereto.

PARSONS shall, however, assume responsibility for any bonds, guarantees and the like which have been issued or granted by SHAREHOLDER in support of G/C's operations.


    2.4.   The parties specifically acknowledge that PARSONS will not be obligated to become responsible for any existing welfare or retirement benefit plans in which G/C employees participate.  SHAREHOLDER shall be solely responsible for any expenses associated with the termination of any such plans not continued by PARSONS subsequent to the Closing Date.

Should PARSONS continue any such welfare benefit plans after the Closing

Date, to the extent that continued participation therein by SHAREHOLDER and its Subsidiaries can be achieved at no cost to PARSONS, SHAREHOLDER and its Subsidiaries shall be allowed continued participation.

SHAREHOLDER shall retain participant accounts under the Retirement

Savings Plan for Employees of Gilbert Associates, Inc. and The Gilbert

Associates, Inc. Stock Purchase Program for the benefit of employees of

G/C and the Included Subsidiaries who participated in such plans prior to the Closing Date and shall continue to administer, modify or terminate such accounts, at its cost and expense, in accordance with the terms of the plans.


    2.5.   The parties specifically acknowledge and agree that G/C and

SHAREHOLDER share many operating facilities and systems.  PARSONS hereby agrees that SHAREHOLDER shall be allowed to share joint use and access to such facilities and systems for the time periods and under such arrangements as more specifically described in Exhibit C hereto.



    2.6.   PARSONS and G/C shall execute a lease agreement,

substantially in the form of Exhibit D hereto, providing for the lease from SHAREHOLDER of not less than 200,000 square feet of space for a term of not less than 10 years.  Said Lease shall become effective upon the Closing Date.



    2.7.   The Parties specifically agree that March 31, 1995 shall be the date that the Parties shall use to identify the effective transfer of operations of G/C from SHAREHOLDER to PARSONS (the "Deal Date").

From this date forward, G/C shall be operated for the account of PARSONS as if the Closing Date had actually occurred.



    2.8.   PARSONS and SHAREHOLDER will jointly elect to treat the

purchase of the outstanding Common Shares of G/C, and the deemed purchases of the outstanding stock of Gilbert/Commonwealth of Ohio, a

Ohio corporation, Gilbert Investment Company, a Delaware corporation,

and GAICO Corporation, a Delaware corporation, as a purchase of assets under Section 338(h)(10) of the Internal Revenue Code of 1986, as

amended (the "Code") pursuant to the regulations thereunder, and will treat each such corporation as a section 338(h)(10) target, and will each timely file IRS Form 8023 and any other forms required by law or regulation.  Subsequent to the transactions contemplated by this

Agreement, neither PARSONS, G/C or SHAREHOLDER will take any actions inconsistent with this election.  The parties will additionally, after the Closing, use their best efforts to jointly prepare a schedule setting forth the fair market value of each category of assets transferred hereunder in order to allow computation of gain on the sale and establish the cost of the assets purchased.


    ARTICLE 3.  REPRESENTATIONS AND WARRANTIES

    3.1.   SHAREHOLDER and G/C, jointly and severally, represent,

warrant and covenant that the following statements and representations are true and correct.



     3.1.1. G/C is a Delaware corporation duly organized, validly existing and in good standing under the laws thereof.  The information set forth in Recital A to this Agreement is true and correct as of the date hereof and will be true and correct as of the Closing Date.  All of the outstanding Common Shares are, and will be as of the Closing Date,

duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of the terms of any agreement or understanding binding upon G/C and were issued in compliance with all applicable charter documents of G/C and all applicable federal, state and foreign securities laws, rules and regulations.  There are, and have been, no preemptive rights with respect to the issuance of the Common Shares or any other capital shares of G/C.



     3.1.2. Except as set forth in the Schedule entitled "Corporate

Data," separately provided to PARSONS prior to the date hereof, (a) G/C has no Subsidiary corporation and has no interest in any partnership,

firm or corporation; (b) no shareholder, and to the best of

Shareholder's knowledge, no director or officer of G/C or any Subsidiary

(as hereinafter defined) has any interest in any partnership, firm or corporation, which was or is doing business, directly or indirectly, as professional engineers, other than shareholder and guardianships interests of less than one percent of the outstanding shares of publicly held corporations; (c) each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and the outstanding shares of capital stock of each such

Subsidiary are duly authorized, validly issued, fully paid and nonassessable; (d) G/C holds beneficially and of record all of the issued and outstanding shares of capital stock and the entire voting power of each Subsidiary; and (e) all shares of capital stock of

Subsidiaries shown to be held beneficially or of record by G/C or one of its Subsidiaries in the aforementioned Schedule at the Closing Date will be free and clear of all liens, encumbrances, claims, restrictions and other charges of every kind except as disclosed on the aforementioned

Schedule.  All partnerships, firms or corporations set forth on such

Schedule as subsidiaries are herein collectively referred to as the

"Subsidiaries" and individually referred to as a "Subsidiary."



     3.1.3. Except as set forth in the Schedule entitled "Corporate

Data," separately provided to PARSONS prior to the date hereof, neither

SHAREHOLDER, G/C nor any Subsidiary has any commitment or obligation,

either firm or conditional, to issue, sell or purchase, whether under offers, rights of first refusal, stock option agreements, stock bonus agreements, warrants, conversion rights, partnership or joint venture agreements or otherwise, any shares of capital stock or other securities or interests of G/C or any Subsidiary.  SHAREHOLDER has full right,

power and authority to execute and deliver and, subject only to the requisite approval of its stockholders and compliance with the Hart-

Scott-Rodino Antitrust Improvements Act (the "H-S-R Act"), to perform this Agreement.  This Agreement has been duly executed and delivered by

SHAREHOLDER and constitutes the legal, valid and binding obligation of

SHAREHOLDER and is enforceable against SHAREHOLDER in accordance with its terms.  Except as set forth in such Schedule, SHAREHOLDER has no claim, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, against G/C or any Subsidiary for any reason.  SHAREHOLDER holds beneficially and of record, and on the

Closing Date will convey to PARSONS, all of the issued and outstanding shares of capital stock and the entire voting power of G/C, and all shares of capital stock of G/C are free and clear of all liens,

encumbrances, claims restrictions and other charges of every kind except as disclosed in the aforementioned Schedule and approved in writing by

PARSONS.  All outstanding Common Shares are duly authorized, validly issued, fully paid and nonassessable and held of record and beneficially by SHAREHOLDER, free and clear of all liens, encumbrances, claims,

restrictions or other charges of every kind.



     3.1.4. G/C and each Subsidiary have power and authority to own their properties and to carry on their businesses as they are presently conducted in all jurisdictions in which such businesses are being conducted.  G/C and each Subsidiary are qualified to do business as a foreign corporation and licensed to do business as professional engineers in each jurisdiction in which G/C or any such Subsidiary, as the case may be, is required under applicable laws to be so qualified and licensed, except where the failure to be so qualified or licensed would not result in a material liability or disability to G/C and its

Subsidiaries, and G/C and each such Subsidiary are doing business as professional engineers in such jurisdictions in accordance with the laws applicable thereto, in all material respects, and in a form of business entity permitted thereby, and each of the businesses of G/C and each

Subsidiary is currently being conducted in all material respects in compliance with all applicable laws and other requirements of governmental authorities, including without limitation Environmental

Laws (as hereinafter defined); labor and safety laws, statutes,

ordinances and regulations; the Foreign Corrupt Practices Act; and the

Export Administration Act.



     3.1.5. At the date of the G/C Balance Sheet, there were no material liabilities, whether absolute, accrued, contingent or otherwise, and whether due or to become due, that were of a type customarily reflected in the balance sheets prepared by or on behalf of G/C and notes thereto and that are not so reflected in the G/C Balance Sheet or notes thereto and all material liabilities which have arisen since the date of the G/C

Balance Sheet were incurred in the ordinary course of business.



     3.1.6. Since the date of the G/C Balance Sheet, (a) G/C and each

Subsidiary has conducted its businesses only in the ordinary and usual course, and there has been no material adverse change in the condition,

financial or other, of G/C and any of its Subsidiaries, and (b) the businesses, properties and assets of G/C and the Subsidiaries have not been materially and adversely affected as the result of any strike,

fire, explosion, earthquake, disaster, accident or other catastrophic event or casualty.  Neither G/C nor any Subsidiary is liable for or subject to any material liability as of the date hereof except for (i)

those liabilities and obligations adequately and specifically disclosed on the G/C Balance Sheet and not heretofore paid or discharged; (ii)

those liabilities and obligations arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise; and (iii) those liabilities and obligations incurred, consistent with its past practice, in the ordinary course of its business and either not required to be shown on the G/C Balance

Sheet or arising since the date of the G/C Balance Sheet, which liabilities and obligations in the aggregate are of a character and magnitude consistent with its past practice.



     3.1.7. Except for property acquired or disposed of in the ordinary course of business since the date of the G/C Balance Sheet, and for property, real or personal, leased by G/C or any Subsidiary, the G/C

Balance Sheet reflects all of the property owned or leased by G/C and each Subsidiary in their businesses, and G/C or one or more of its

Subsidiaries has good title, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, to all property (real and personal) owned by G/C or any Subsidiary having a value in excess of $50,000, except for (i) such assets which are not material to the conduct of the business of G/C or any Subsidiary; (ii) assets being leased under capitalized leases; (iii)

minor imperfections of title which do not materially restrict the use of such assets; or (iv) those items disclosed in the Schedule entitled

"Liens" provided separately to PARSONS prior to the date hereof.  All of the tangible properties owned or leased by G/C or any Subsidiary, having a value in excess of $25,000, are in satisfactory operating condition except for ordinary  wear and tear.



     3.1.8. Since the date of the G/C Balance Sheet, except as

contemplated by this Agreement, neither G/C nor any Subsidiary has: (a)

issued any stocks, bonds, notes, or other securities or instruments convertible into equity securities or warrants, options or other rights to acquire equity securities; (b) voluntarily incurred any material obligation or liability (absolute or contingent) except in the ordinary course of business; (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the G/C Balance Sheet, current liabilities incurred since the date of the G/C Balance Sheet in the ordinary course of business, liabilities shown on the Schedules entitled "Contracts for

Services of G/C" and "Commitments of G/C" attached hereto, and obligations incurred and due under contracts entered into in the ordinary course of business; (d) declared or made any payment, dividend,

or distribution to the shareholders or holders of beneficial interest of

G/C or any Subsidiary as such, or purchased or redeemed any of the capital stock or beneficial interests of G/C or any Subsidiary; (e)

mortgaged, pledged, or subjected to lien or any other encumbrance any of the assets, tangible or intangible, having a value exceeding $50,000, of

G/C or any Subsidiary, except in connection with surety and bonding contracts made in the ordinary course of business; (f) sold or transferred any of the assets of G/C or any Subsidiary except in the ordinary course of business; (g) suffered any extraordinary damage,

destruction or loss, whether or not covered by insurance, or waived any right of substantial value; (h) entered into any transactions other than in the ordinary course of business, except transactions in connection with the making and performing of this Agreement and transactions expressly permitted hereby or approved in writing by PARSONS;  (i) paid or committed itself to pay to or for the benefit of any of the directors, officers, shareholders, holders of beneficial interest or employees of G/C or any Subsidiary any compensation of any kind other than wages and salaries at rates then in effect or agreed to in writing by PARSONS and normal fringe benefits and bonuses paid in the normal course; (j) made any capital expenditure or capital addition or betterment except for such as may be involved in the ordinary repair,

maintenance and replacement of their assets; or (k) made or suffered any amendment to or termination of any material contract or commitment to which they are or were a party or by which they or any of their properties are or were bound.



     3.1.9. SHAREHOLDER shall be responsible for reporting and paying all income taxes and all franchise or excise taxes based on income or net worth of G/C and its Subsidiaries for all periods, partial periods,

and dates ending on or before the Closing Date (collectively, Pre-

closing IFE Taxes or Tax Returns).  Any Pre-closing IFE Tax overpayments shall be refunded to SHAREHOLDER.  G/C or its successor shall execute all documents and take all actions, in each case reasonably necessary to facilitate SHAREHOLDER's receipt and negotiation of checks refunding such tax overpayments.



    SHAREHOLDER shall be responsible for scheduling, conducting and resolving all audits, examinations or reviews by taxing authorities of

Pre-closing IFE Tax Returns and waiving or extending the applicable statutes of limitation with respect to such returns; provided, however,

that SHAREHOLDER shall secure the prior written consent of G/C (which shall not be unreasonably withheld) before disposing or otherwise resolving any issues which could affect the tax liability of G/C or any of its Subsidiaries for any period or partial period after the Closing

Date.  G/C or its successors shall provide SHAREHOLDER's designated employees or other representative and tax auditors reasonable access to data and information relevant to the preparation and audit of Pre-

closing IFE Tax Returns during normal business hours as long as the applicable statute of limitation for any such return remains open.  Any amounts owing as the result of such audits shall be the sole responsibility of SHAREHOLDER.



    As an adjustment to the purchase price set forth in Section 1.2 hereof, G/C shall pay SHAREHOLDER within 45 days following the Closing

Date an amount equal to 40% of the pre-tax book income of G/C and its

Subsidiaries (excluding Green Hills Management Company) for the period commencing April 1, 1995 and ending on the Closing Date (periods of less than one accounting month will be prorated on a daily basis).



    As an adjustment to the purchase price set forth in Section 1.2 hereof, SHAREHOLDER shall pay G/C within 45 days following the Closing

Date an amount equal to 40% of the pre-tax book loss of G/C and its

Subsidiaries for the period commencing April 1, 1995 and ending on the

Closing Date (periods of less than one accounting month will be prorated on a daily basis).



    Except as set forth in the Schedule entitled "Tax Matters",

separately provided to PARSONS prior to the date hereof, G/C and its

Subsidiaries have filed all federal, foreign, state, county and local income, excise, property and other tax returns or statements ("Returns")

which are required to be filed by law on or before the Closing Date and all such Returns are complete and correct in all material respects and correctly reflect the liability of G/C and its Subsidiaries for Taxes

(as hereinafter defined) for the periods, properties or events covered thereby.  Except as set forth on such Schedule, all Taxes shown as due on the Returns or otherwise due thereunder, and all Taxes accruable or otherwise attributable to events occurring on or prior to the Closing

Date, including all liability for taxes from the Section 338(h)(10)

election described in Section 2.8 hereof, whether disputed or not,

whether or not shown on any Return, and whether or not currently due or payable, have been paid or will have been paid in full prior to the

Closing Date.  The federal income tax returns of G/C for its fiscal years through December 31, 1990 have been examined by the Internal

Revenue Service ("IRS"), and all assessments asserted have been paid.

No issue has been raised by the IRS which can reasonably be expected to result in a material deficiency for any fiscal year not so examined that has not been recorded on an accrual basis on the G/C Balance Sheet.  The

G/C Balance Sheet includes adequate provision, on an accrual basis under generally accepted accounting principles, for all unpaid Taxes other than income and franchise or excise taxes based on income or net worth for which SHAREHOLDER is responsible hereunder with respect thereto for all periods through the date of the G/C Balance Sheet, whether or not currently payable.  All payroll taxes and other Taxes required to be withheld by G/C and its Subsidiaries from its employees, creditors or third parties have been withheld, deposited with the proper authorities without material delays, or shown as a liability in the G/C Balance

Sheet if not yet due for deposit, and accounted for in accordance with generally accepted accounting principles.  No deficiency in respect of any Taxes which has been assessed against G/C or any Subsidiary remains unpaid and neither SHAREHOLDER nor G/C has any knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against G/C or any Subsidiary with respect to any Taxes.

Except for income tax returns and franchise or excise tax returns based on income or net worth due in 1995 prior to the Closing Date, there is in effect no extension for the filing of any Tax Return and neither G/C nor any Subsidiary has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or

collection of any Tax.   No claim has ever been made by any Tax

authority in a jurisdiction in which G/C or any Subsidiary does not file

Tax returns that it is or may be subject to taxation by that jurisdiction.  There are no liens for Taxes upon any asset of G/C or any

Subsidiary except for liens for current Taxes not yet due.  No issues have been raised in any examination by any Tax authority with respect to

G/C or any Subsidiary which, by application of similar principles,

reasonably could be expected to result in a proposed deficiency for any other period not so examined.  Neither G/C nor any Subsidiary is a party to any Tax allocation or sharing agreement or otherwise under any obligation to indemnify any person with respect to any Taxes.



     For purposes of this Agreement, "Taxes" means any taxes, duties,

assessments, fees, levies or similar governmental charges, together with any interest, penalties and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal, state, local,

municipal or foreign), including without limitation all net income,

gross income, gross receipts, net receipts, sales, use, transfer,

franchise, privilege, profits, social security, disability, withholding,

payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation or any other similar governmental charge or imposition.



     3.1.10.    Except as disclosed in the Schedule entitled "Claims,"

separately provided to PARSONS prior to the date hereof, there is no litigation, action, suit, government investigation, claim or proceeding pending against, or to the best knowledge of SHAREHOLDER, G/C and each

Subsidiary threatened against or affecting, G/C or any Subsidiary, at law or in equity or before any federal, foreign, state, municipal, local or other governmental authority or any arbitration panel, nor is there any known basis for any such litigation, action, suit, investigation,

claim or proceeding in the future, and neither G/C nor any Subsidiary

(a) is subject to or in default under any judgment, order, writ,

injunction or decree of any court or any federal, foreign, state,

municipal, local or other governmental authority or any arbitration panel, or (b) to the best knowledge of SHAREHOLDER, G/C and each

Subsidiary, has been cited for or become aware of the existence of any material violation of any federal, state, municipal, local or other governmental law, rule or ordinance with regard to the environment,

occupational health and safety or discrimination on the basis of race,

sex, age, national origin, marital status, handicap or veteran status or

(c) is a direct party to any labor dispute or union organization attempt.



     3.1.11.    The Schedule entitled "Contracts for Services of G/C,"

separately provided to PARSONS prior to the date hereof, is a full and complete list of each partially or wholly executory contract or agreement for the performance of services by G/C or any Subsidiary which has resulted in or is expected to result in revenues to G/C exceeding

$100,000, such Schedule being as of the date recorded in the headings thereof.  To the best knowledge of SHAREHOLDER, G/C and each Subsidiary,

no such contracts are subject to renegotiation or other possible reduction of fees or other payments to G/C or any Subsidiary.  No such contract is reasonably expected, to the best knowledge and belief of

SHAREHOLDER, G/C and each Subsidiary, to result in any material loss which has not been recorded in G/C's financial statements.  Except as may be disclosed on the aforementioned Schedule, each of the agreements,

contracts, commitments, arrangements, leases and other instruments,

documents and undertakings listed on the aforementioned Schedule hereto,

to the best knowledge of SHAREHOLDER, G/C and each Subsidiary, is valid and enforceable in accordance with its terms, and the parties thereto are in compliance with the material provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on the aforementioned Schedule, no such agreement,

contract, commitment, arrangement, lease or other instrument, document or undertaking, in the reasonable opinion of SHAREHOLDER or G/C,

contains any contractual requirement with which there is a reasonable likelihood G/C, any Subsidiary or any other party thereto will be unable to comply, provided that no representation or warranty is made with respect to the future profitability of any such agreement, contract,

commitment, arrangement, lease or other instrument, document or undertaking.



     3.1.12.    The Schedule entitled "Commitments of G/C," separately

provided to PARSONS prior to the date hereof, constitutes a full and complete list (except as otherwise indicated thereon) of each partially or totally executory contract or agreement obligating G/C or any

Subsidiary to pay or provide services in the amount of $75,000 or more such Schedules being as of the date recorded in the headings thereof,

other than such contracts or agreements listed in the Schedule entitled

"Contracts for Services of G/C," including, without limiting the generality of the foregoing, (a) all contracts for consulting,

engineering or other professional services rendered to G/C or any

Subsidiary; (b) all notes, mortgages, loan agreements, security agreements, guarantees, credit agreements and other evidences of indebtedness; (c) all contracts and agreements with employees,

directors, officers, consultants, holders of beneficial interest or shareholders, including without limitation those relating to salary,

bonus and other remuneration or reimbursement arrangements; (d) all leases, subleases and other agreements relating to real or personal property used or occupied by or intended to be used or occupied by G/C or any Subsidiary, except for those that are terminable at the option of

G/C or any Subsidiary on 30 days or less notice; (e) all agreements and contracts relating to ownership of the Common Shares or the ownership by

G/C or any Subsidiary or any third party of securities in Subsidiaries that are corporations, or partnership or other interests in Subsidiaries that are not corporations; (f) all licenses, sublicenses and other contracts and agreements to which G/C or any Subsidiary is party or otherwise subject relating to patents, trademarks, trade names or copyrights or applications for any thereof, inventions, trade secrets or other proprietary know-how or technical assistance; and (g) all contracts and agreements between labor unions and G/C or any Subsidiary.

As used in this Section 3.1.12 the terms "contract" and "agreement" mean and include every contract, agreement and promise, whether written or oral, if enforceable against G/C or any Subsidiary.  Except as may be disclosed on the aforementioned Schedule, each of the agreements,

contracts, commitments, arrangements, leases and other instruments,

documents and undertakings listed on the aforementioned Schedule hereto,

to the best knowledge of SHAREHOLDER, G/C and each Subsidiary, is valid and enforceable in accordance with its terms, and the parties thereto are in compliance with the provisions thereof, no party is in default in the performance, observance or fulfillment of any material obligation,

covenant or condition contained therein, and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder; furthermore, except as may be disclosed on the aforementioned Schedule, no such agreement, contract, commitment,

arrangement, lease or other instrument, document or undertaking, in the reasonable opinion of SHAREHOLDER or G/C, contains any contractual requirement with which there is a reasonable likelihood G/C, any

Subsidiary or any other party thereto will be unable to comply, provided that no representation or warranty is made with respect to the future profitability of any such agreement, contract, commitment, arrangement,

lease or other instrument, document or undertaking.



     3.1.13.    G/C and its Subsidiaries have in full force and effect,

with all billed premiums thereon paid, the policies of insurance set forth in the Schedule entitled "Insurance," separately provided to

PARSONS prior to the date hereof, which Schedule constitutes a full and complete list of all policies of insurance to which G/C or any

Subsidiary is a party, other than life insurance policies and insurance policies related to employee benefit plans shown on the Schedule entitled "Employee Benefits," separately provided to PARSONS prior to the date hereof.  No notice of cancellation or termination has been received with respect to any such policy, and neither SHAREHOLDER, G/C nor any Subsidiary has any knowledge of any act or omission which could reasonably be expected to result in cancellation of any such policy prior to its scheduled expiration date.  Neither G/C nor any Subsidiary has been refused any insurance with respect to any aspect of the operations of its business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years.  G/C and each

Subsidiary have duly and timely made all claims they have been entitled to make under each policy of insurance.  Since January 1, 1990, all general liability policies maintained by or for the benefit of G/C and each Subsidiary have been "occurrence-based" policies, and all professional and umbrella liability policies maintained by or for the benefit of G/C and each Subsidiary have been "claims made" policies.

Except as may be disclosed in the Schedule entitled "Claims" separately provided to PARSONS prior to the dater hereof, there is no claim by G/C or any Subsidiary pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither SHAREHOLDER, G/C nor any Subsidiary knows of any basis for denial of any claim under any such policy.  Such policies are sufficient in all material respects for compliance by G/C and the

Subsidiaries with all requirements of law and with the requirements of all material contracts to which they are parties.



     3.1.14.    The Schedule entitled "Corporate Data," separately

provided to PARSONS prior to the date hereof, contains a full and complete list of (a) all direct and indirect Subsidiary corporations of

G/C, all partnerships, firms and corporations in which G/C has any interest, and all partnerships, firms or corporations which were or are doing business, directly or indirectly, as professional engineers and in which any director or officer of G/C has any interest other than interests of less than one percent in publicly held corporations; (b)

all states or equivalent governmental entities, including without limitation foreign countries, in which G/C or any Subsidiary is qualified as a foreign corporation or is licensed to do business and the manner in which licensed (e.g., engineer, etc.); (c) all states or equivalent governmental entities, including without limitation foreign countries, in which G/C or any Subsidiary is obligated to register as an employer or pay taxes, during the last two years; (d) all investments of

G/C and each Subsidiary in debt securities having a maturity in excess of 90 days, and equity securities; (e) the jurisdictions, domestic and foreign, in which G/C and each Subsidiary currently is doing business and it is necessary for an individual to be licensed as a professional engineer or otherwise in order for G/C or any Subsidiary to conduct its business in such jurisdiction, including without limitation the name and position held with G/C or any Subsidiary of each such individual except where the failure to be so qualified or licensed would not result in a material liability or disability to G/C and its Subsidiaries; and (f)

all SHAREHOLDER guarantees or bonds issued on behalf of G/C which are to be assumed, reissued or guaranteed by PARSONS.



     3.1.15.    There are no receivables of G/C or any Subsidiary owing

by directors, officers, employees, holders of beneficial interest or shareholders of G/C or any Subsidiary or, to the best knowledge of

SHAREHOLDER, G/C and each Subsidiary, owing by corporations,

partnerships, firms and organizations in which directors, officers,

employees, holders of beneficial interest or shareholders of G/C or any

Subsidiary have any interest, other than advances in the ordinary and usual course of business to officers and employees for reimbursable business expenses.



     3.1.16.    For purposes of this Agreement, the term "Employee Plan"

includes any pension, retirement, savings, disability, medical, dental,

health, life (including without limitation any individual life insurance policy under which any employee of G/C or any Subsidiary is the named insured and as to which G/C or any Subsidiary makes premium payments,

whether or not G/C or such Subsidiary is the owner, beneficiary or both of such policy), death benefit, group insurance, profit-sharing,

deferred compensation, stock option, bonus, incentive, vacation pay,

severance pay, or other employee benefit plan, trust, arrangement,

contract, agreement, policy or commitment (including without limitation any pension plan as defined in Section 3(2) of the Employee Retirement

Income Security Act of 1974, as amended ("Pension Plan"), and any welfare plan as defined in Section 3(1) of the Employee Retirement

Income Security Act of 1974, as amended ("Welfare Plan")), whether or not any of the foregoing is funded or insured and whether written or oral, which is intended to provide or does in fact provide benefits to any or all employees of G/C or any Subsidiary, and (i) to which G/C or any Subsidiary is a party or by which G/C or any Subsidiary (or any of the rights, properties or assets of G/C or any Subsidiary) is bound, or

(ii) with respect to which G/C or any Subsidiary has any liability or potential liability (whether or not G/C or any Subsidiary still maintains or ever maintained such plan, trust, arrangement, contract,

agreement, policy or commitment).  With respect to the Employee Plans:



	(i) There are no Employee Plans other than those disclosed in the Schedule entitled "Employee Benefits," separately provided to

PARSONS prior to the date hereof.



	(ii)    No Pension Plan is a "multiemployer pension plan" within

the meaning of Section 3(37) of the Employee Retirement Income Security

Act of 1974, as amended ("ERISA"), nor has G/C or any ERISA Affiliate at any time after January 1, 1986 contributed, or had any obligation to contribute, to a multiemployer pension plan.  An "ERISA Affiliate" is any entity that is or has been at any time during the five years preceding the Closing Date (i) a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which

G/C or any Subsidiary is or was a member; (ii) a trade or business under common control with G/C or any Subsidiary, within the meaning of Section

414(c) of the Code; (iii) a member of an affiliated service group with

G/C or any Subsidiary, within the meaning of Section 414(m) of the Code;

or (iv) related to G/C or any Subsidiary within the meaning of Section

414(o) of the Code or the proposed regulations thereunder.



	(iii)   Each Employee Plan that is intended to be qualified

under Section 401(a) of the Code has received a favorable determination letter from the IRS stating that the plan meets the requirements of the

Code, including without limitation the requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Retirement Equity Act of 1984

and the Deficit Reduction Act of 1984, and that the trust associated with the plan is tax-exempt under Section 501(a) of the Code, copies of which determination letters have been furnished to PARSONS.  Each such

Employee Plan has been operated and administered in material compliance with all applicable requirements under Section 401(a) of the Code and

(i) has received a favorable determination from the IRS that the plan meets the requirements of the Tax Reform Act of 1986 and all applicable legislation and regulatory requirements for tax qualification that become effective for the plan prior to January 1, 1995 ("TRA 86 letter"); or (ii) has been submitted to the IRS with an application for a TRA 86 letter but no determination has yet been made by the IRS; or

(iii) will be submitted to the IRS with an application for a TRA 86 letter before the end of the applicable remedial amendment period under

Section 401(b) of the Code.



	(iv)    To the best knowledge of SHAREHOLDER, G/C and each

Subsidiary, no facts exist that could be reasonably expected to affect adversely the tax-qualified status of any Employee Plan that has received a favorable determination letter from the Internal Revenue

Service.



	(v) No lawsuits, claims (other than routine claims for benefits)

or complaints to, or by, any person or governmental entity have been filed, are pending or, to the best knowledge of SHAREHOLDER, G/C or any

Subsidiary, have been threatened, and no facts or contemplated event exist that could be expected to give rise to any such lawsuit, claim

(other than a routine claim for benefits) or complaint, with respect to any Employee Plan where G/C or any Subsidiary may be either (i) liable directly on such lawsuit, claim or complaint, or (ii) obligated to indemnify any person, group or persons, or entity with respect to such lawsuit, claim or complaint.



	(vi)    Each Employee Plan, the administrator and fiduciaries of

each Employee Plan, and G/C, its Subsidiaries and SHAREHOLDER have complied in all material respects with the applicable requirements of

ERISA (including without limitation the fiduciary responsibilities imposed by Part 4 of Title I, Subtitle B of ERISA), the Code and any

other applicable law (including without limitation regulations and rulings thereunder) governing each Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms to the extent consistent with all such requirements of law.



	(vii)   Neither G/C nor any Subsidiary has made, or committed to

make, any payment, contribution or award into, or under, any Employee

Plan except in accordance with the terms of such Employee Plan.



	(viii)  Neither G/C nor any Subsidiary is delinquent as to

contributions or payments to or in respect of any Employee Plan as to which G/C or any Subsidiary is in any way obligated, directly or indirectly, to make contributions or payments, nor has G/C or any

Subsidiary failed to pay any assessments made with respect to any such

Employee Plan by any governmental authority or the fiduciaries of such

Employee Plan.  All contributions and payments with respect to Employee

Plans that are required to be made by G/C or any Subsidiary with respect to periods ending on or before the Closing Date (including without limitation periods from the first day of the then current plan or policy year to and including the Closing Date) have been made or will be accrued before the Closing Date by G/C or such Subsidiary in accordance with the appropriate accounting standards or insurance contracts or arrangements.



	(ix)    With respect to each Employee Plan, there has not

occurred, nor is any person or entity contractually bound to enter into,

any non-exempt "prohibited transaction" within the meaning of Section

4975 of the Code or Section 406 of ERISA which would result in the imposition of any liability to G/C or any Subsidiary.



	(x) Neither G/C nor any ERISA Affiliate does currently or has at any time since September 2, 1974, sponsored, adopted, contributed,

maintained or been obligated to contribute to any single employer plan

(as defined in Section 4001(15) of ERISA, including without limitation a plan described in Section 4063 and 4064 of ERISA) which is or was subject to Title IV of ERISA.



	(xi)    Neither G/C nor any Subsidiary has engaged in any

transaction, failed to make required contributions, committed any act or omission, or otherwise incurred any liability for any excise tax under

Section 4971 through 4980B of the Code, inclusive, other than excise taxes that have heretofore been paid and fully reflected in the G/C

Balance Sheet, which would result in the imposition of any liability to

G/C or any Subsidiary.



	(xii)   As of the Closing Date, there will be no accumulated

funding deficiency within the meaning of Section 302 of ERISA or Section

412 of the Code, with respect to any Pension Plan or any pension plan

(as defined in Section 3(2) of ERISA) sponsored, maintained or contributed by any ERISA Affiliate.



	(xiii)  Neither SHAREHOLDER, G/C nor any Subsidiary has

knowledge of any investigative proceedings, administrative review or other administrative agency process which could result in imposition on

G/C or any Subsidiary of any penalty or other assessment in connection with any Employee Plan.



	(xiv)   Neither G/C nor any Subsidiary has any obligation to

provide health care, life insurance or death benefits to or with respect to any former employee, except for statutory obligations and such obligations that SHAREHOLDER has assumed hereunder, including the obligation to provide health care benefits to the individuals listed on

Exhibit E hereto.



     3.1.17.    Neither SHAREHOLDER, GILBERT nor any Subsidiary or

holder of beneficial interest of GILBERT or any Subsidiary has incurred,

or will incur, directly or indirectly, any liability for brokerage,

finder's, financial advisor's or agent's fees or commissions in connection with this Agreement or any transaction contemplated hereby,

except for SHAREHOLDER's engagement of Dillon, Read & Co. Inc., whose fees and expenses are the sole responsibility of SHAREHOLDER.



     3.1.18.    Except as set forth in the Schedule entitled "Liens,"

separately provided to PARSONS prior to the date hereof, the execution of this Agreement and, subject only to the requisite approval of

SHAREHOLDER's stockholders, the performance of its obligations under this Agreement will not (a) conflict with or constitute a default under the articles of organization and by-laws of SHAREHOLDER, G/C or of any

Subsidiary that is a corporation, or under the partnership agreement or other organic document of any Subsidiary that is not a corporation, or under any note, debt instrument, security agreement or mortgage, or any other agreement or commitment, binding upon G/C or any Subsidiary or any of their properties; (b) result in the creation or imposition of any lien, possibility of lien, encumbrance, equity or restriction on G/C or any Subsidiaries; (c) contravene or violate any law, rule or regulation to which SHAREHOLDER or G/C is subject; (d) contravene or violate any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to SHAREHOLDER or G/C; or (e) violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent which has not been obtained of any other party to, any contract,

commitment, agreement, lease, license, permit, authorization, document or other understanding, oral or written, to or by which SHAREHOLDER or

G/C is a party or otherwise bound or affected.  Except for (i) filings pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, (ii) the running of the waiting period under the H-S-R Act, and (iii) such consents or approvals as may be required under the state securities or anti-takeover laws, no notice to nor consent or approval of any governmental authority or third party is required to be obtained in order for SHAREHOLDER and G/C to carry out the transactions contemplated hereby which will not have been obtained prior to Closing.



     3.1.19.    G/C and each Subsidiary has in all respects performed,

or is now performing, the obligations of and is not in default (and would not by the lapse of time and/or the giving of notice be in default) in respect of, any note, debt instrument, security agreement or mortgage, or any other financing agreement or commitment binding upon

it.  Each of the instruments, commitments and obligations shown on the

Schedules referred to in this Agreement is a legal, binding and enforceable obligation by or against G/C or a Subsidiary, except as enforcement thereof may be limited by bankruptcy, insolvency,

reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by applicable law that may affect the availability of remedies (regardless of whether enforcement is sought in a proceeding in equity or at law).



     3.1.20.    Except as set forth in the Schedule entitled "Directors

and Officers Interests," separately provided to PARSONS prior to the date hereof, to the best knowledge of SHAREHOLDER, G/C and each

Subsidiary no officer or director or G/C or any Subsidiary has a direct or indirect financial interest in, or receives any compensation or other benefits from, any individual or business firm (i) from which G/C or any

Subsidiary purchases supplies, materials or property; (ii) which renders any service to G/C or any Subsidiary; (iii) which is a party to leases or assignments to or from G/C or any Subsidiary; (iv) to which G/C or any Subsidiary sells or leases any of its services, facilities or properties; or (v) which has any other contractual relations or business dealings with G/C or any Subsidiary; provided that ownership of one percent or less of the outstanding shares of a publicly held corporation need not be disclosed hereunder.  No officer or director of G/C or any

Subsidiary has any contractual relations or business dealings (except for his employment by G/C or any Subsidiary) with G/C or any Subsidiary,

except as set forth on such Schedule.



     3.1.21.    (i) G/C and each Subsidiary are in compliance in all

material aspects with all Environmental Laws; there is no Environmental

Claim pending against G/C or any Subsidiary; and, to the best knowledge of SHAREHOLDER, G/C and each Subsidiary there are no past or present events, conditions, circumstances, activities, investigations,

inquiries, practices, incidents, notices, actions, omissions or plans which could reasonably be expected to result in noncompliance by G/C or any Subsidiary with any Environmental Law, or which could reasonably be expected to give rise to liability under any Environmental Law, or otherwise form the basis of any Environmental Claim, including without limitation Environmental Claims against G/C, any Subsidiary or any person whose liability for such Environmental Claims G/C or any

Subsidiary has retained, assumed or incurred, whether contractually or by operation of law.



	(ii)    G/C and each Subsidiary has obtained all material

Permits which are required under the Environmental Laws for operation of its business, delivery of professional engineering or consulting services, and use of G/C's and each Subsidiary's assets or leased properties, including without limitation those for the storage,

treatment, recycle, transportation, release, emission or disposal of

Hazardous Materials used or produced by or otherwise relating to the

G/C's or any Subsidiary's business, assets or properties, and G/C and each Subsidiary is in compliance in all material respects with the requirements of said Permits.  For purposes of this Section 3.1.21,

"Permit" means any permit, approval, authorization, license, variance,

permission, agreement or similar item required pursuant to or under any of the Environmental Laws.



	(iii)   To the extent that G/C or any Subsidiary is subject to

or is required to comply with, or has responsibility for compliance with, Permits, orders, decrees or judgements of others for whom G/C or any Subsidiary provides services or has in the past provided services,

G/C and each Subsidiary is now and has been in compliance in all material respects with the requirements of such Permits, orders, decrees and judgements.



	(iv)    To the best knowledge of G/C, SHAREHOLDER and each

Subsidiary, there are no Environmental Claims pending or threatened against any person whose liability for such Environmental Claims G/C or any Subsidiary has or may have retained, assumed or incurred, whether contractually or by operation of law, including without limitation claims arising under CERCLA.



	(v) Neither G/C nor any Subsidiary has reported (a) any actual or threatened or suspected releases, discharges, emissions, spilling,

leaking or dumping of Hazardous Materials into the environment

(including without limitation ambient air, surface water, groundwater or land) or (b) any violation of any Permit term or other requirement of any Environmental Law within the past five years.



	(vi)    Other than the normal costs of performing existing

Agreements for Professional Services which are recoverable from the other contracting party, to the best knowledge of SHAREHOLDER, G/C and each Subsidiary, neither G/C nor any Subsidiary has any obligation or liability with respect to the cleanup of any site or facility with respect to any Hazardous Materials.



	(vii)   To the best knowledge SHAREHOLDER, G/C and each

Subsidiary, there is no site or facility under investigation by any federal, state, local or foreign court, governmental, public or self-

regulatory body, agency or other authority, at which G/C or any

Subsidiary has disposed or treated or arranged for disposal or treatment

(with a transporter or otherwise) of any Hazardous Material.



	(viii)  During the past three years, neither G/C nor any

Subsidiary has received a governmental request under any of the

Environmental Laws for information or to take any action relating to any activities, operation, business, assets or properties of G/C or any

Subsidiary, including without limitation activities conducted at the properties of other persons for whom for it has in the past or currently provides professional services.



	(ix)    None of the properties owned by G/C or any Subsidiary

and, to the best knowledge of SHAREHOLDER, G/C and each Subsidiary, none of the properties leased by G/C or any Subsidiary at any time, are now,

or were in the past, listed on the National Priorities list of Superfund

Sites (the "NPL"), the CERCLA Information System ("CERCLIS") or any

other comparable state or local environmental database.



	(x) The sale, purchase and transfer of stock that is the subject of this Agreement will not require any governmental approvals under the

Environmental Laws.



	(xi)    SHAREHOLDER and G/C agree to cooperate with PARSONS in

connection with the PARSONS's application for the transfer, renewal or issuance of any Permits necessary to satisfy any regulatory requirements in connection with the assets, leased properties, operations or business of G/C or any Subsidiary.



	(xii)   G/C's and each Subsidiary's operations in conducting its

business do not now involve (and have not in the past involved direct responsibility for) the generation, transportation, treatment, recycle or disposal of hazardous waste, as defined under 40 CFR Parts 260-270,

or of any waste regulated under Environmental Laws pertaining to radioactive materials or the nuclear power industry, including without limitation requirements under Volume 10 of the Code of Federal

Regulations.



	(xiii)  Without in any way limiting the foregoing, to the best knowledge of SHAREHOLDER, G/C and each Subsidiary, (a) all onsite and offsite locations where G/C or any Subsidiary has stored, disposed or arranged for the disposal of Hazardous Materials are identified in the

Schedule entitled "Environmental Matters," separately provided to

PARSONS prior to the date hereof, (ii) all underground storage tanks or storage impoundments, and the contents of such tanks or impoundments,

known to exist on property now operated, managed or leased by G/C or any

Subsidiary are identified in the such Schedule, and (iii) to the best of knowledge of SHAREHOLDER, G/C and each Subsidiary, no polychlorinated byphenyls ("PCBs") are used or stored at any property operated, managed or leased by G/C or any Subsidiary.



	(xiv)   "Hazardous Material(s)" shall mean those substances,

whether waste materials, raw materials, finished products, coproducts,

byproducts or any other material or article, that are regulated by, form the basis of liability, or are defined as, hazardous, extremely hazardous or toxic, under any of the Environmental Laws, including without limitation petroleum or any byproducts or fractions thereof, any form of natural gas, asbestos, polychlorinated biphenyls ("PCBs"), radon or other radioactive substances (including without limitation source,

special nuclear and byproduct material as defined by the Atomic Energy

Act, as amended, 42 U.S.C.  2011 et seq. and special nuclear material), infectious, carcinogenic, mutagenic or etiologic agents,

pesticides, defoliants, explosives, flammables, corrosives or any other material or substance which constitutes a health, safety or

environmental hazard to any person, property or natural resource.



	(xv)    "Environmental Law(s) shall mean, without limitation,

any and all federal, state, local and foreign laws, regulations or requirements relating to health, safety or pollution or protection of the environment, including without limitation those relating to emissions, discharges, releases or threatened releases of Hazardous

Materials into or impacting the environment or natural resources

(including without limitation ambient air, surface water, groundwater or land), or otherwise relating to the manufacture, processing,

distribution, use, treatment, recycle, storage, disposal, transport or handling of Hazardous Materials.  Such Environmental Laws shall include without limitation the Comprehensive Environmental Response,

Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.  9601 et seq.) ("CERCLA"),

the Hazardous Materials Transportation Act (49 U.S.C.  1801 et seq.),

the Resource Conservation and Recovery Act (42 U.S.C.  6901 et seq.),

the Clean Water Act (33 U.S.C.  1251 et seq.), the Clean Air Act (42

U.S.C.  7401 et seq.), the Federal Insecticide, Fungicide, and

Rodenticide Act (7 U.S.C.  136 et seq.), the Emergency Planning and

Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Safe Drinking

Water Act (42 U.S.C.  300(f) et seq.), the Toxic Substances Control

Act (15 U.S.C.  2601 et seq.), the Atomic Energy Act (42 U.S.C.

2011 et seq.), and the Occupational Safety and Health Act (29 U.S.C.

651 et seq.), as such laws have heretofore been and hereafter may be amended or supplemented, and any analogous state, local or foreign laws,

and all rules, orders, regulations and requirements promulgated pursuant to any of such federal, state, local or foreign laws, and any common law cause of action relating to the environment, natural resources, safety,

health, or the management of Hazardous Materials as defined herein.



	(xvi)   "Environmental Claim" shall mean any investigative,

enforcement, cleanup, removal, containment, remedial or other private or governmental or regulatory action, at any time instituted pursuant to any applicable Environmental Law, against G/C or any Subsidiary, and any claim at any time, made by any person against G/C or against any

Subsidiary, relating to damage (including without limitation natural resource damage), contribution, cost recovery, compensation, loss,

injury, fine or penalty resulting from any Hazardous Material or any

Environmental Law.



     3.1.22.    Information furnished by G/C and contained in the

Schedules referred to in this Agreement is not, and will not be, false or misleading in any material respect, and does not and will not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading, it being understood that representations relating to the G/C Balance Sheet are made on the basis set forth in Section 3.1.5 hereof and that all representations and warranties and all statements furnished on Schedules are correct and complete except as otherwise indicated on such Schedules, and any underlying documents incorporated in the Schedules referred to in this

Agreement or otherwise furnished to PARSONS by G/C are true and correct copies, and there are no amendments or modifications thereto except as set forth in Schedules in which such documents are incorporated or as otherwise noted on any such document.



     3.1.23.    None of the statements included in the Proxy Statement

will, (a) at the time the Proxy Statement is mailed to SHAREHOLDER's

Class B Stockholders or (b) at the time of the meeting of stockholders to which the Proxy Statement relates, be false or misleading with respect to any material fact in light of the circumstances under which they were made or omit to state any material fact required to be stated

therein or necessary in order to make the statements therein not misleading.  The Proxy Statement will comply in all material respects,

as to form and otherwise, with the requirements of the Exchange Act and the applicable rules and regulations promulgated by the SEC thereunder.

No representation is made with respect to any information supplied by

PARSONS for inclusion in the Proxy Statement.



     3.1.24.    The representations and warranties of Shareholder and

G/C in Article 3 are the only representations and warranties made by such parties with respect to the purchase and sale of the Common Stock.

SHAREHOLDER and G/C disclaim any liability or responsibility for any representation or warranty that may have otherwise been made or alleged to have otherwise been made or communicated to PARSONS, including but not limited to, any opinion, information or advice provided to PARSONS by any director, officer, employee, agent, consultant or representative of SHAREHOLDER or G/C (or any of their affiliates) in respect of any future cash flows or projections of G/C and its Subsidiaries.



     3.1.25.    As used herein, knowledge and best knowledge of

SHAREHOLDER, G/C or G/C Subsidiaries shall mean the knowledge or best knowledge of directors, officers and key personnel of the entity to whom the representation applies.



    3.2.   PARSONS represents, warrants and covenants that:



     3.2.1. PARSONS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of

Delaware.



     3.2.2. PARSONS has, and at all relevant times had, the corporate power and authority to enter into and perform this Agreement and all transactions contemplated herein.  This Agreement has been duly executed by PARSONS and constitutes the legal, valid and binding obligation of

PARSONS and is enforceable against PARSONS in accordance with its terms.



     3.2.3. PARSONS has taken all necessary corporate action to authorize this Agreement, its execution, delivery and performance and all transactions contemplated herein, and except for the running of the waiting period under the H-S-R Act, and such consents or approvals as may be required under state securities or anti-takeover laws, no consent or approval of any domestic governmental agency or authority is required to be obtained in order for PARSONS to carry out the transactions contemplated hereby.



     3.2.4. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any contractual obligation of

PARSONS, or a default under (a) the certificate of incorporation or bylaws of PARSONS, (b) any law, rule or regulation to which PARSONS is subject, (c) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to PARSONS, or (d) any term, condition or provision of, or require the consent, which has not been obtained, of any other party to, any contract, commitment, agreement, lease, license,

permit, authorization, document or other understanding, oral or written,

to or by which PARSONS is a party or otherwise bound or affected.



     3.2.5. None of the statements relating to PARSONS that is supplied by PARSONS for inclusion in the Proxy Statement will, (a) at the time the Proxy Statement is mailed to SHAREHOLDER's Class B Stockholders or

(b) at the time of the meeting of stockholders to which the Proxy

Statement relates, be false or misleading, in light of the circumstances under which such statements are made, with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that no representation or warranty is otherwise made by PARSONS with respect to the Proxy Statement.



     3.2.6. PARSONS has not retained any broker, finder or agent in connection with the purchase of the Common Shares.



     3.2.7. PARSONS acknowledges that:  (a) it had the opportunity to visit with SHAREHOLDER and G/C and meet with their respective officers and other representatives to discuss the business and the assets,

liabilities, financial condition, cash flow and operations of G/C and its Subsidiary; and (b) all materials and information requested by

PARSONS have been provided to PARSONS's reasonable satisfaction.



     3.2.8. PARSONS acknowledges that it has made its own independent examination, investigation, analysis and evaluation of G/C and its

Subsidiaries, including its own estimate of the value of the Common

Shares.



     3.2.9. PARSONS acknowledges that it has undertaken such due diligence (including a review of the assets, liabilities, books, records and services of G/C and its Subsidiaries) as PARSONS deems adequate,

including that described in Sections 3.2.7 and 3.2.8 hereof.  To the best of PARSON's knowledge, based upon such due diligence none of the representations of SHAREHOLDER or G/C herein are inaccurate in any material respect.



     3.2.10.    PARSONS is purchasing the Common Shares for investment,

for its own account and not wit a view to distribute the Common Shares within the meaning of applicable securities laws.

    ARTICLE 4.  CERTAIN AGREEMENTS

    4.1.   From the date hereof until the Closing Date:

     4.1.1. Except for matters expressly required or permitted by this

Agreement and such other matters, if any, as may be consented to by

PARSONS in writing, G/C will, and will cause each Subsidiary to, conduct its business and affairs only in the ordinary and usual course and will not engage in any activity or enter into any material transaction outside the ordinary and usual course of business.



     4.1.2. Except as contemplated by this Agreement, G/C will not, and will not permit any Subsidiary to, without PARSONS' prior written consent, (a) declare or make any payment of dividends or distributions to the stockholders of or holders of beneficial interest in G/C or any

Subsidiary as such (other than by a Subsidiary to its parent corporation or to G/C), or purchase or redeem any of the Common Shares, or (b) issue or sell, whether under offers, stock option agreements, stock bonus agreements, warrants, conversion rights or otherwise, any shares of capital stock or other securities of G/C or any Subsidiary, or enter into any commitments or obligations, either firm or conditional, so to issue or sell any shares of capital stock or other such securities.



     4.1.3. G/C will use its reasonable best efforts to preserve its own and each Subsidiary's business organization intact and to preserve the goodwill of G/C and each Subsidiary as to clients and others having business relations with them.



     4.1.4. G/C will promptly correct any statement in any earlier information furnished by it under this Agreement which has become false or misleading in any material respect.



     4.1.5. G/C will use its reasonable best efforts to keep, and to cause each Subsidiary to keep, their respective properties and operations protected by insurance for the risks they customarily cover and in the amounts of coverage they customarily carry; provided that

PARSONS will reimburse SHAREHOLDER for the pro rata portion of premiums paid by SHAREHOLDER attributable to G/C's operations for the period from the Deal Date through and including the Closing Date.  Any deductibles,

self-insured retentions or other amounts which are not covered by

SHAREHOLDER's insurance during the period from the Deal Date through and including the Closing Date shall be paid by PARSONS as soon as practical after the Closing Date.



     4.1.6. G/C will permit PARSONS and its officers, attorneys,

accountants and representatives to examine the property, books and records of G/C and its subsidiaries and such officers, attorneys,

accountants and representatives shall be afforded reasonable access during normal business hours to such property, books and records, and

G/C and its Subsidiaries will upon request furnish PARSONS with any information reasonably required in respect to their property, assets and business.



     4.1.7. Except as stated on the Schedule entitled "Officers'

Salaries," separately provided to PARSONS prior to the date hereof, G/C will maintain the salary and benefit structure in effect on December 31,

1994 subject to annual increases in accordance with G/C's standard business practice effective January 1, 1995 until the Closing Date,

PARSONS acknowledges that G/C anticipates that it will enter into employment contracts with certain officers listed in the aforementioned

Schedule in the form attached hereto as Exhibit F.  No new senior officers will be appointed after the date hereof, nor will the compensation of any officer except as set forth above be modified after the date hereof, without PARSONS' prior consent.



     4.1.8. The Parties will cooperate with one another in the

preparation and filing of all notices and reports required pursuant to the H-S-R Act and will comply with the requirements for providing information made pursuant thereto.



    4.2.   As soon as reasonably practicable following the date of this

Agreement, SHAREHOLDER shall take all action necessary in accordance with the Exchange Act, the laws of the State of Delaware and its

Certificate of Incorporation and By-laws to call, give notice of and convene a meeting (the "Meeting") of its stockholders to consider and vote upon the approval of this Agreement and for such other purposes as may be necessary or desirable.  The board of directors of SHAREHOLDER shall, subject to its fiduciary duties and responsibilities, recommend without qualification of any nature that SHAREHOLDER's stockholders vote to approve this Agreement and any other matters to be submitted to

SHAREHOLDER's stockholders in connection therewith.  The board of directors of SHAREHOLDER shall, subject to its fiduciary duties and responsibilities, use its reasonable best efforts to solicit and secure from Class B Stockholders of SHAREHOLDER such approval, which efforts shall include without limitation causing SHAREHOLDER to diligently solicit stockholder proxies therefor and to advise PARSONS promptly upon its request from time to time as to the status of the stockholder vote then tabulated.



    4.3.   Promptly following the date of this Agreement, SHAREHOLDER shall prepare and file with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, a preliminary draft of the Proxy Statement.  PARSONS shall cooperate fully with SHAREHOLDER in the preparation and filing of the Proxy Statement and any amendments and supplements thereto.  The Proxy Statement shall not be filed, and no amendment or supplement thereto shall be made by SHAREHOLDER, and no material communication with the SEC shall be had with respect to any matters relating to PARSONS or the transactions contemplated by this

Agreement without in each case prior consultation with PARSONS and its counsel.  SHAREHOLDER shall cause to be mailed a definitive Proxy

Statement to its Class B Stockholders entitled to vote at the Meeting as promptly as possible following completion of any review by, or in the absence of such review, the termination of any applicable waiting period of, the SEC.



    4.4.   Effective as of the Closing Date in respect of The Parsons

Corporation Employee Stock Ownership Plan, or as soon thereafter as is practicable, in respect of The Parsons Corporation Retirement Savings

Plan, PARSONS shall enroll in such plans each employee of G/C and the

Included Subsidiaries who are eligible to participate in such plans in accordance with the terms thereof.  PARSONS shall enroll employees of

G/C and the Included Subsidiaries in welfare benefit plans it maintains for its employees no later than January 1, 1996.  PARSONS acknowledges that SHAREHOLDER will not be responsible for continuing to maintain any employee welfare or retirement benefit plans for employees of G/C or any

Included Subsidiary except as set forth in Sections 2.3 and 2.4 hereof.



    4.5.   From the date of this Agreement until the Deal Date,

SHAREHOLDER and G/C shall take all reasonable effort to establish G/C as an independent corporation.  From the Deal Date forward, there will be no further capital contributions by SHAREHOLDER to G/C nor any cash distributions from G/C to SHAREHOLDER.  All inter-company transactions between G/C and the SHAREHOLDER or subsidiaries of SHAREHOLDER shall from the Deal Date forward be treated as arm-length transactions and handled within the ordinary scope of G/C's business.  This shall include, but not limited to, implementation of the Leasing Arrangement provided in Exhibit D to the Stock Purchase Agreement, reimbursement by

PARSONS for the pro rata portion of premiums paid by SHAREHOLDER attributable to G/C's operations from the Deal Date to the Closing Date and of deductibles, self-insured retentions and other amounts not covered by SHAREHOLDER's insurance during that period and any other expenses or costs incurred by SHAREHOLDER or its Subsidiaries to the extent that such costs and expenses are for the benefit of G/C and truly a cost of the operation of G/C.



    4.6.   Should G/C require capital beyond that generated by its

normal operations during the period from the Deal Date to the Closing

Date, G/C will either request advances from the separate line of credit arranged for G/C by SHAREHOLDER or obtain such advances from PARSONS.

After the Deal Date, the SHAREHOLDER shall no longer have any obligation to make such advances, and any advances made under the separate line of credit arranged by SHAREHOLDER shall be repaid by PARSONS within three business days after the Closing Date.  G/C shall invest all surplus capital, if any, in interest bearing accounts, which shall become the property of PARSONS at the Closing Date.



    4.7.   Should G/C in the ordinary course of business be required to obtain parent company guarantees, bonds, or the like, SHAREHOLDER shall provide such guarantees subject to the approval of PARSONS (not to be unreasonably withheld or delayed), and with the understanding that any such guarantees would be assumed by and become the obligation of the

PARSONS at the Closing Date.


    ARTICLE 5.  CONDITIONS ON OBLIGATIONS OF SHAREHOLDER

    The obligations of SHAREHOLDER to consummate the transactions contemplated by this Agreement and thus to cause the Closing Date to occur shall be subject to the following conditions, except as

SHAREHOLDER may waive the same in writing in accordance with Section 9.1 below:



    5.1.   The waiting period under the H-S-R Act shall have expired; no action or proceeding brought by or on behalf of any governmental body or regulatory authority shall be pending or threatened questioning the validity of this Agreement or seeking to restrain the consummation of the transactions contemplated by this Agreement.



    5.2.   This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of SHAREHOLDER's stockholders.



    5.3.   Those transactions that are identified in Exhibit B hereto shall have been consummated in a manner reasonably satisfactory to

SHAREHOLDER and G/C and consistent with the terms of this Agreement.



    5.4.   The parties shall have entered into a Lease substantially in the form of Exhibit D hereto.



    5.5.   The representations and warranties of PARSONS set forth in

Article 3 hereof shall be correct in all material respects on the date of this Agreement and at the Closing Date as if made again at and as of such time, and PARSONS shall have delivered to SHAREHOLDER a certificate in form and substance satisfactory to SHAREHOLDER dated the Closing Date to such effect.



    5.6.   All notices, approvals, consents and waivers that are

required to effect the transactions contemplated hereby shall have been given or received, as the case may be.



    5.7.   SHAREHOLDER shall have received from Dillon Reed a written opinion, for inclusion in the definitive Proxy Statement and dated the date thereof satisfactory in form and substance to SHAREHOLDER, to the effect that the price to be paid by PARSONS for the Common Stock is fair from a financial point of view, and such opinion shall not have been withdrawn prior to the Closing Date.


    ARTICLES 6.  CONDITIONS ON OBLIGATIONS OF PARSONS

    The obligations of PARSONS to consummate the transactions

contemplated by this Agreement and thus to cause the Closing Date to occur shall be subject to the following conditions, except as PARSONS may waive the same in writing in accordance with Section 9.1 below:



    6.1.   G/C shall have performed and complied in all material

respects with all agreements and conditions required by this Agreement to be performed or satisfied by G/C on or prior to the Closing Date,

including without limitation the agreements contained in Sections 4.2 and 4.3 hereof.



    6.2.   The representations and warranties of SHAREHOLDER and G/C set forth in Article 3 hereof shall be correct in all material respects on the date of this Agreement and at the Closing Date as if made again at and as of such time, subject to any transactions or changes which may have taken place after the date of this Agreement and which are contemplated or expressly permitted by this Agreement, and SHAREHOLDER and G/C shall have delivered to PARSONS a certificate in form and substance satisfactory to PARSONS dated the Closing date to all such effects.



    6.3.   From the date of the G/C Balance Sheet to the Deal Date,

there shall have been no material adverse change in the financial condition or results of operations or business of G/C or any of its

Subsidiaries.



    6.4.   The waiting period under the H-S-R Act shall have expired; no action or proceeding brought by or on behalf of any governmental body or regulatory authority shall be pending or threatened questioning the validity of this Agreement or seeking to restrain the consummation of the transactions contemplated by this Agreement or to materially frustrate the ability of PARSONS to control and operate G/C after the

Closing Date and no action or proceeding brought by or on behalf of any other person or entity (including without limitation any action or proceeding pending or threatened on the date of this Agreement) shall be pending, which in the judgment of counsel for PARSONS may reasonably be expected to result in any order, judgment or decree (other than a judgment for money damages) that would materially frustrate the ability of PARSONS to control and operate G/C or any Subsidiary after the

Closing Date.



    6.5.   All notices, approvals, consents and waivers that are

required to effect the transactions contemplated hereby shall have been given or received, as the case may be, and sufficient evidence thereof shall have been delivered to PARSONS.



    6.6.   Berlack, Israels & Liberman, counsel for SHAREHOLDER and G/C,

shall, on the Closing Date, deliver to PARSONS their opinion, dated the

Closing Date and addressed to PARSONS, in form and substance reasonably satisfactory to counsel for PARSONS, to the following effect: (a) G/C is a corporation validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its property and assets and to conduct its business as it is presently being conducted; (b) Gilbert/Commonwealth of Ohio, Gilbert Investment Company

and GAICO Corporation are corporations validly existing and (in the case of corporations) in good standing under the laws of their respective jurisdictions of incorporation or organization and each of them has full power and authority to own its property and assets and to conduct its business as it is presently being conducted; (c) the information as to the capital stock of G/C set forth in Recital A to this Agreement is true and correct as of the Closing Date and, to the best of their knowledge, neither G/C nor any Subsidiary has any commitment, firm or conditional, to issue or sell any of its capital stock or other securities of G/C or any Subsidiary or other interest therein; (d) all

Common Shares which are issued and outstanding are duly authorized,

validly issued, fully paid and nonassessable and owned of record by

SHAREHOLDER; (e) all shares of capital stock of Gilbert/Commonwealth of

Ohio, Gilbert Investment Company and GAICO Corporation which are issued and outstanding are duly authorized, validly issued, fully paid and nonassessable, and the ownership of all shares of or interests in such

Subsidiaries is to the best of their knowledge, as shown on the Schedule entitled "Corporate Data"; (f) this Agreement and the transactions contemplated hereby have been duly authorized on behalf of SHAREHOLDER and G/C by all requisite corporate and shareholder action; (g) this

Agreement constitutes a legal, valid and binding obligation of

SHAREHOLDER and G/C enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency,

reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and by applicable law that may affect the availability of remedies (regardless of whether enforcement is sought in a proceeding in equity or at law);

(h) the Proxy Statement, as of the date of mailing and the date of the

Meeting, complied in all material respects with the requirements of the

Exchange Act and the applicable rules and regulations of the SEC thereunder as to form; and (i) with respect to information relating to

SHAREHOLDER or G/C and their businesses, properties, management,

stockholders or securities, as to which counsel has made no independent investigation, such counsel has participated in the preparation of the

Proxy Statement and no facts have come to their attention to lead such counsel to believe that the Proxy Statement on the date of mailing or the date of the Meeting contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.



    6.7.   This Agreement shall have been approved by the requisite vote of SHAREHOLDER's Class B Stockholders.



    6.8.   Those transactions that are identified in Exhibit B hereto shall have been consummated in a manner reasonably satisfactory to

PARSONS and consistent with the terms of this Agreement.



    6.9.   The parties shall have entered into a Lease substantially in the form of Exhibit D hereto.



    6.10.  SHAREHOLDER and G/C shall furnish to PARSONS on the Closing

Date certificates dated the Closing Date to the effect that, to the best of their knowledge and belief, the conditions set forth in Sections 6.1,

6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 hereof have been satisfied.


    ARTICLE 7.  INDEMNIFICATION

    7.1.   Subject to the terms and conditions of this Article 7,

SHAREHOLDER hereby agrees to indemnify, defend and hold harmless

PARSONS, its officers, directors, employees, agents and controlled

(including without limitation after the Closing, G/C and the

Subsidiaries) and controlling persons (hereinafter "Affiliates") from and against all Claims asserted against, resulting to, imposed upon, or incurred by PARSONS or any Affiliate, directly or indirectly, by reason of, arising out of, in connection with or resulting from:



     (i)   the inaccuracy or breach of any representation or warranty of

SHAREHOLDER or G/C contained in or made pursuant to this Agreement

(including without limitation any omission from any Schedule),



     (ii)  the breach of any covenant or agreement of SHAREHOLDER or G/C contained in this Agreement,



     (iii) any Employee Benefit Plan liability arising out of acts or omissions of SHAREHOLDER or G/C which occur prior to the Closing Date,



     (iv)  Claims asserted, relating to or arising out of occurrences prior to the Closing Date relating to or arising out of the business,

operations or assets of G/C or the Subsidiaries or the actions of G/C's or the Subsidiaries' directors, officers, shareholders, employees or agents, to the extent SHAREHOLDER actually recovers proceeds or reimbursement from insurance coverage applicable to such claims,



     (v)   Claims by past or present shareholders, officers, directors or employees of G/C for indemnification arising out of or in any way related to any act, error or omission on or prior to the Closing Date,



     (vi)  any Tax of any affiliated group of corporations asserted against G/C pursuant to Treas. Reg. 1.1502-6, or any similar or successor provision thereto under federal, state, local or foreign law relating to any taxable period ending on or before the Closing Date,



     (vii) any liability or obligation of any kind, whether absolute,

accrued, contingent or otherwise, concerning the Environmental Laws

(including without limitation violations thereof and common law claims),

arising out of the operation or conduct of the business of G/C or any

Subsidiary or any product supplied or service performed by G/C or any

Subsidiary, or the use, operation or condition of the properties or assets of G/C or any Subsidiary prior to or on the Closing Date and



     (viii) the imposition or assertion against PARSONS or any Affiliate of any liability, demand or obligation under CERCLA or equivalent state or local law arising out of or in connection with (i) Contaminated

Properties previously owned, operated or leased by G/C or any

Subsidiary, where such contamination was caused by actions of G/C or any

Subsidiary prior to or on the Closing Date, or was part of the existing condition of the Contaminated Properties prior to or on the Closing Date

(whether the source or cause of that condition be located on or from

G/C's or any Subsidiary's properties or elsewhere), (ii) G/C's or any

Subsidiary's performance of services to other persons in the course of their business operations or (iii) G/C's or any Subsidiary's actions in arranging for disposal or treatment, or arranging with a transporter for disposal or treatment, of Hazardous Materials at properties owned by other parties.



    As used in this Article 7, the term "Claim" shall include (i) all debts, liabilities, taxes and obligations; (ii) all losses, damages

(including without limitation consequential damages), judgments, awards,

settlements, costs and expenses (including without limitation interest

(including without limitation prejudgment interest in any litigated matter)), penalties, fines, court costs and attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation (including without limitation consultants, contractors,

experts and laboratories), causes of action, proceedings and assessments of any and every kind or character, contingent or otherwise, matured or unmatured, known or unknown, foreseeable or unforeseeable, whether or not ultimately determined to be valid.  As used in this Article 7,

"Contaminated Properties" refers to properties, assets, facilities,

improvements or vessels from which there has been or is a release or threatened release of Hazardous Materials.



    7.2.   Subject to the terms and conditions of this Article 7,

PARSONS hereby agrees to indemnify, defend and hold harmless SHAREHOLDER and its Affiliates from and against all Claims asserted against,

resulting to, imposed upon or incurred by SHAREHOLDER or any Affiliate,

directly or indirectly, by reason of, arising out of, in connection with or resulting from:



     (i)  the inaccuracy or breach of any representation or warranty of

     PARSONS contained in or made pursuant to this Agreement;



     (ii)  the breach of any covenant or agreement of PARSONS contained in this Agreement;



     (iii) any additional tax interest, penalties, legal or accounting fees incurred because of statements, actions, or failures to act by any employees or agents of PARSONS or G/C after the Closing Date including, without limitation any additional tax, interest, penalty or other amount resulting from the failure of the transactions contemplated by this Agreement to be taxed as a sale and purchase of assets under Section 338(h)(10) of the Code.



     (iv)  any litigation, claim or judgment brought or continued

     (except for matters that are being defended by SHAREHOLDER's insurers) against SHAREHOLDER after the Closing Date, arising out of the activities or operation of G/C unless specifically retained by SHAREHOLDER as set forth in Exhibit B.



     (v)   any claim attributable to the operation of G/C and its

     Subsidiaries after the Closing Date.



    7.3.   The obligations and liabilities of SHAREHOLDER to indemnify

PARSONS and its Affiliates and PARSONS to indemnify SHAREHOLDER under this Article 7 with respect to Claims relating to third parties shall be subject to the following terms and conditions:



     7.3.1. The party or parties to be indemnified (whether one or more,

the "Indemnified Party") will give SHAREHOLDER or PARSONS, as the case may be (the "Indemnifying Party") prompt written notice of any such

Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it.  Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this Article

7, except to the extent the Indemnifying Party is prejudiced thereby.

So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim.

The Indemnified party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.



     7.3.2. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the

Indemnified Party's defense, compromise, settlement or consent to judgment therein, provided, however, that no such failure to defend shall be deemed an admission that such claim is subject to

indemnification hereunder.



     7.3.3. Anything in this Section 7.3 to the contrary

notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and

(ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified

Party of a release from all liability in respect of such Claim;



    7.4.   Except for any willful or knowing breach or fraud, as to

which claims may be brought without limitation as to time or amount, no claim or action shall be brought under this Article 7 or otherwise under this Agreement for breach of a representation or warranty after the lapse of two years following the Closing Date.  Regardless of the foregoing, however, or any other provision of this Agreement:



     7.4.1. Claims or actions brought for breach of any representation or warranty made by SHAREHOLDER or G/C in or pursuant to Section 3.1.1,

3.1.2, 3.1.3, 3.1.17 or 3.1.21 hereof shall be brought in accordance with all applicable statutory limitation periods with respect thereto.



     7.4.2. Any claim or action brought for breach of any representation or warranty made by SHAREHOLDER or G/C in or pursuant to Section 3.1.9 hereof may be brought at any time until the underlying Tax is barred by the applicable period of limitation under federal and state laws relating thereto (as such period may be extended by waiver).



     7.4.3. Any claim made by a party hereunder for breach of a representation or warranty prior to the termination of the survival period for such claim shall be preserved despite the subsequent termination of such survival period.



     7.4.4. If any act, omission, disclosure or failure to disclose shall form the basis for a claim for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, the termination of the survival period of one claim shall not affect a party's right to make a claim based on the breach of representation or warranty still surviving.



     7.4.5. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the

Closing, each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein, unless the party relying upon such representation or warranty had actual knowledge that it was false prior to the date hereof.



     7.4.6. SHAREHOLDER shall not be liable to PARSONS or any Affiliate under Section 7.1 hereof or otherwise under this Agreement nor shall

PARSONS be liable to SHAREHOLDER under Section 7.2 hereof or otherwise under this Agreement (a) for any misrepresentation or breach of warranty until the aggregate amount for which they would otherwise (but for this provision) be liable to any or all such parties for all such misrepresentations and breaches of warranty exceeds in the aggregate

$50,000, or (b) for any amount in excess of $46,000,000 in the aggregate.



     7.4.7. Nothing herein shall be deemed to prevent the Indemnified

Party from making a claim hereunder for potential or contingent claims or demands provided the claim notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.


    ARTICLE 8.  TERMINATION

    8.1.   This Agreement may be terminated prior to the Closing Date:

(a) by mutual written consent of SHAREHOLDER and PARSONS, authorized by their respective directors; or (b) by written notice from SHAREHOLDER to

PARSONS, if the conditions provided in Article 5 shall not be satisfied by August 31, 1995, or the date of such notice, whichever is later; or

(c) by written notice from PARSONS to SHAREHOLDER, if the conditions provided in Article 6 shall not be satisfied by August 31, 1995, or the date of such notice, whichever is later.



    8.2.   In the event of the termination and abandonment hereof

pursuant to the provisions of this Article 8, this Agreement shall become void and have no effect (except for Articles 7 and 8 hereof and

Sections 9.3, 9.4 and the last sentence of Section 9.6 hereof with respect to governing law), without any liability on the part of PARSONS,

SHAREHOLDER or G/C or the directors, officers or shareholders of

PARSONS, SHAREHOLDER or G/C in respect of this Agreement.

Notwithstanding the foregoing, if such termination is due to the intentional nonfulfillment of any covenant or agreement hereunder or the fraud on the part of either party hereto, such party shall be liable to the other party hereto (i) to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby and (ii) in the case of a fraud or intentional non-

fulfillment of a covenant or an agreement, for damages.



    ARTICLE 9.  MISCELLANEOUS


    9.1.   Any of the provisions of this Agreement may be waived at any time prior to the Closing Date by PARSONS or Shareholder, whichever is or are entitled to the benefit thereof.  Any of the provisions of this

Agreement may be modified at any time prior to the Closing Date by agreement in writing between the parties and executed in the same manner, but not necessarily by the same persons, as this Agreement.



    9.2.   Any notice required or permitted to be given under this

Agreement shall be in writing and shall be deemed to have been duly given if sent by telefax (with confirming telefax receipt) or delivered by recognized courier service (with receipt acknowledged) addressed as follows (or addressed in such other manner as the party or parties receiving such notice may specify by notice to the other parties):




    If to SHAREHOLDER:        GILBERT ASSOCIATES, INC.

     Attn.: President and Chief Executive Officer

     P.O. Box 1498 (19603)

     Route 10 and Pheasant Road

     Reading, PA 19607

     Telefax: 610-856-5399



     with a required copy to:



     Berlack, Israels & Liberman

     Attn: Douglas Davidson, Esq.

     120 West 45th Street

     New York, NY  10036

     Telefax: 212-704-0196



    If to PARSONS:            THE PARSONS CORPORATION

     Attn:  Senior Vice President and

     Chief Financial Officer

     100 West Walnut Street

     Pasadena, CA 91124

     Telefax: 818-440-2630



     with a required copy to:



     Morgan, Lewis & Bockius

     Attn: Timothy Maxwell, Esq.

     2000 One Logan Square

     Philadelphia, PA 19103

     Telefax: 215-963-5299



or to such other address as any party shall furnish to the other by notice given in accordance with this Section 9.2.  Each such notice,

request, demand, application, service of process and other communication shall be deemed to have been given as of the date telefaxed, delivered or mailed, or, if given by any other means, shall be deemed given only when actually received by the addressee.



    9.3.   All information disclosed heretofore or hereafter by any

party to any other party in connection with this Agreement shall be kept confidential by such other party, and shall not be used by such other party otherwise than for use in connection with this Agreement, except to the extent as was known to such other party when received or as it is or hereafter becomes lawfully obtainable from other sources, or to the extent such duty as to confidentiality and non-use is waived by such disclosing party.  Such obligation as to confidentiality and non-use shall survive termination of this Agreement.  In the event of termination of this Agreement each party shall use its reasonable best efforts to return to the other parties all documents (and reproductions thereof) received from such other parties (and, in the case of reproductions, all such reproductions made by the receiving party) that include information not within the exception contained in the first sentence of this Section 9.3.



    9.4.   If this Agreement is terminated pursuant to Article 8 hereof,

or for any other reason, PARSONS, on the one hand, and SHAREHOLDER and

G/C, on the other hand, shall bear their respective expenses incurred in connection with or arising out of this Agreement or its termination.



    9.5.   All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement.  This

Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby.  This Agreement may be amended only by instrument in writing executed and authorized as provided herein.  Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof,

whether written or oral, including without limitation the Agreement in

Principle, are superseded by this Agreement.



    9.6.   Nothing expressed or implied in this Agreement is intended,

or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto and their respective shareholders any rights or remedies under or by reason of this

Agreement.  The captions on this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall be governed by and construed in accordance with the local law of the State of Delaware.



    IN WITNESS WHEREOF, PARSONS, G/C and SHAREHOLDER, each intending to be legally bound, have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the day and year first above written.




    THE PARSONS CORPORATION





    BY:_____________________________________





    GILBERT/COMMONWEALTH, INC.





    BY:_____________________________________





    GILBERT ASSOCIATES, INC.





    BY:_____________________________________


    EXHIBIT A

G/C Balance Sheet (000's)
                                                             Adjusted
                  			    Per Operating Trial                Bal. Sheet
			                      Balance 12/30/94        Adj.        12/30/94

Accounts receivable           11,659                   (A)     11,659
Bad debt reserve              (1,738)            1,338 (B)       (400)
Unbilled revenue               8,488                            8,488
Deferred income taxes            220              (220)(I)          0
Other current assets             728              (302)(C)        473
						                                              47 (J)
                     			      ------             ------        ------
Total current assets          19,357               863         20,220

Deferred income taxes            170              (170)(I)          0

Equip. & furniture            22,197             2,506 (D)     24,703
Accumulated depr.            (18,465)           (2,116)(D)    (20,581)
                     			     -------            -------       --------
Net book value                 3,732               390          4,122
                             -------            -------       --------
Total assets                  23,259             1,083         24,342
                     			     =======            =======        =======

Accounts payable               1,460                            1,460
Accrued salaries & wages       4,247                            4,247
Accrued income taxes             679              (679)(E)          0
Billings in excess of
 recognized revenue            1,921                            1,921
Accrued medical & dental         816                              816
Accrued 401K match               743                              743
Other accrued liabilities      1,436               212 (F)      1,570
                                          						   (78)(K)
                     			      ------              -----         -----
Total current liabilities     11,302              (545)        10,757

Postretirement benefits          528              (528)(G)          0
Open window pension            1,387            (1,387)(G)          0
Other long-term obligations      326              (326)(H)          0
                      		      ------             ------         -----
Total liabilities             13,543            (2,786)        10,757
Stockholders' equity           9,716             3,869         13,585
                       	      ------             ------        ------
Total liabilities & equity    23,259             1,083         24,342
                     			      ======             ======        ======

(A) To remove miscellaneous accounts receivable relative to GHMC activities which are not part of the transaction.

(B) To reduce the bad debt reserve to $400.
(C) To remove prepaid real estate taxes.
(D) Add reprographics and communication equipment.
(E) To remove state income tax accrual.
(F) To remove debit balance relative to legal bills for the age discrimination case.
(G) To remove retirement liabilities not assumed.
(H) To remove dividend unit award accrual.
(I) To remove state deferred taxes.
(J) To add prepaid maintenance agreement relative to phone switch.
(K) To remove Pennsylvania and Tennessee franchise tax liabilities.

Note: The above operating trial balance does not reflect the TVA settlement, age discrimination case and intercompany and equity accounts. The balance sheet will have to be adjusted for other
GHMC related accounts, if any, in G/C's operating trial balance which are excluded from the transactions.




EXHIBIT B- Items Excluded from the Transaction

The adjusted Balance Sheet of G/C shall exclude the following items:

1.) Stock of Excluded Subsidiaries and all assets and liabilities of Excluded Subsidiaries.

2.) All real property owned by G/C and the Excluded Subsidiaries and all assets related to such real property, including but not limited to prepaid real estate taxes, prepaid insurance and expenses, deferred rental income and all assets used in the real estate management business conducted by GHMC and all liabilities related to such assets and business except for telecommunication and reprographics.

3.) All intercompany advances and indebtedness owed by Shareholder to Gilbert Investment Company.

4.) All intercompany advances and indebtedness owed to or by G/C and its Included Subsidiaries by or to Shareholder and any of its subsidiaries other than G/C and its Included Subsidiaries.

5.) All assets and liabilities associated with taxes of G/C and its Subsidiaries relating to income, franchise or excise taxes based on the income or net worth of G/C and the Included
Subsidiaries for any period ending on or before the closing date.

6.) Accrued liabilities, reserves and assets relating to TVA
Sequoyah Contract Settlement, G/C Inc. of Michigan v. Stanley F.
Mazur(Age Discrimination Case), Dividend Unit Award Plan, Open
Window Pension, Postretirement Life Insurance Program and postretirement medical benefits.

7.) The amount by which the bad debt reserve recorded by G/C and its Subsidiaries exceeds $400,000.

8.) Any workers compensation claims made on or before March 31, 1995 against G/C and Included Subsidiaries.

For workers compensation insurance specifically provided to GAICO's customer(Delmarva) prior to closing, the Shareholder shall be permitted to charge G/C or will be required to reimburse G/C for worker compensation costs, as finally determined in a manner consistent with prior years, to the extent permitted in the Delmarva's contract. The final determination of worker compensation will be completed once the policy years have been closed.

A more detailed listing of the items set worth above will be supplied by SHAREHOLDER on or before Shareholder's submittal of the Adjusted March Balance Sheet to Parsons as provided for in
Section 1.2.2.

Definitions - "Excluded Subsidiaries" shall mean Green Hills Management Company(GHMC), GAI Inc., Gilbert Associates(Europe) Limited and "Included Subsidiaries" shall mean G/C Subsidiaries other than the Excluded Subsidiaries. Included Subsidiaries are as follows:

GAICO, Inc.
Gilbert Architectural Company
Gilbert Construction Company
Gilbert Investment Company
Gilbert Associates of VA, Inc.
Gilbert/Commonwealth Inc. of Ohio
Gilbert Associates (Australia) Pty., LTD
Gilbert/Commonwealth Overseas Ltd.
Gilbert Associates - S.A.E. Engineers and Consultants


    EXHIBIT C


    Use of Operating Systems
    Continued Use of Systems and Services

For a period up to six months following the date of closing, G/C will continue to provide the following services:

1.) Accounting system - G/C will continue to allow the Shareholder and GHMC to use the accounting system and will continue to process all accounting transactions for the Shareholder and GHMC. These transactions include, but are not limited to, monthly financial closing, preparation of journal entries, generation of monthly financial reports and other related accounting duties. The monthly close will continue to be completed by the fifth business day following the Shareholder's month end.

2.) Use of the telecommunication switch, network and other related services.

3.) Computer Network and Services - G/C will continue to allow the Shareholder and GHMC the use of the computer network and provide both hardware and software support.


    EXHIBIT D


OFFICE LEASE
BETWEEN

GREEN HILLS MANAGEMENT COMPANY (GHMC)

and

GILBERT/COMMONWEALTH, INC. (Lessee)


					Premises:

					  Green  Hills  Corporate Center
  					Rt. 10 & Pheasant Road
  					Phase I
		 			 Green Hills, Reading, PA 19607

		    COMMERCIAL OFFICE LEASE

THIS  AGREEMENT OF LEASE, entered into as of the          day  of
, 1995, by and between GREEN HILLS MANAGEMENT CO., a corporation authorized to do business in the Commonwealth of Pennsylvania, P.O. Box 1498, Reading, Pennsylvania, 19603, Lessor, hereinafter referred to as "GHMC" and GILBERT/COMMONWEALTH, INC., Route 10 & Pheasant Road, Reading, Pennsylvania, 19607, a corporation authorized to do business in the Commonwealth of Pennsylvania, hereinafter referred to as "Lessee".

		      W I T N E S S E T H:

GHMC does hereby lease to Lessee, 200,000 rentable square feet of office space located in Green Hills Corporate Center, Reading, Pennsylvania, the Demised Premises. See Schedule "A" attached. This Lease is made upon the following terms and conditions:

1.   Term

     This Lease is made for an initial term of 120 months commencing on the date of closing pursuant to the Stock Purchase Agreement between Lessee and Gilbert Associates, Inc., and expiring 120 months later . Lessee shall have the option to extend this lease for two additional 60 month periods by giving GHMC written notice at least six (6) months prior to the expiration date set out herein.

2.   Rental

     a.   Base Rental
	  The initial base rental shall be Fifteen Dollars ($15.00) per office rentable square foot per year and Four Dollars ($4.00) per storage rentable square foot per year. Said rental shall be payable in advance on or before the fifth day of each and every month during the term hereof, in equal monthly installments of $250,000.00, provided, however, that said rental shall be prorated for partial months at the beginning and end of the term. Escalation of the aforementioned rental shall be calculated at three percent (3%) per annum on lease anniversary date. Schedule "B" (attached) defines the existing rental stream of this agreement.

     b.   Renewal Rental
	  In the event that Lessee desires to exercise its option to renew for an additional 60 month term, the base rental shall be negotiated based on the then existing market conditions.

     c.   Late Payment
	  Any installment of rent accruing hereunder and any other sum payable hereunder, if not paid when due shall bear interest at the highest rate authorized by law until paid.

3.   Use of Demised Premises

     Lessee shall, during standard business hours (7:00 A.M. through 7:00 P.M., Monday through Friday) use the Demised Premises for general office purposes, and for no other use or purpose, or at other times, without the prior written consent of GHMC. Lessee shall not conduct significant operations within the Demised Premises at other than standard business hours , but nothing contained herein shall prevent Lessee from casual, not routinely scheduled, overtime work at other than standard business hours as may be required. This limitation shall, however, not apply to Lessee's operation of a print or reproduction facility in the Demised Premises, which shall be permitted. Any costs incurred by GHMC, over and above the costs experienced by GHMC elsewhere in the Demised Premises for general office purpose operation shall, however, be added to the Base Rental provided hereunder and treated as additional rent. Such cost shall include but not be limited to high electrical consuming machinery and equipment ,environmental compliance and excessive water and sewer usage.

4.   Parking

     Lessee shall be entitled to the use 115 reserved parking spaces in GHMC's parking areas (See Schedule "C" attached). General parking is represented in Schedule "C" as parking available on a first come-first served basis by all clients at Green HillsCorporate Center. From time to time maintenance is required on parking facilities. Cooperation is requested of all GHMC clients while preventive maintenance is accomplished.

5.           Services and Utilities

     GHMC covenants and agrees so long as the Lessee is not in default under any of the covenants of this Lease to furnish:

     a. Heat and air conditioning, in season, during normal business hours, in such amounts and at such temperatures as are considered by GHMC to be reasonable, consistent with those supplied in the past to the Premises and at substantially the same temperatures maintained throughout the building (excluding special air conditioning for any electronic data processing machines, computers or similar machines of high electrical consumption, the use of which has not been expressly approved by GHMC);

     b. Hot and cold water and sewage removal at those points of supply or removal provided for general use of tenancy (excluding high water and sewage usage by the reproduction and print shop unless such additional costs are paid for by Lessee);

     c.   Automatic elevator service;

     d. Electric current for ordinary office use, and additionally, as required for any normal office machines, excluding electronic data processing machines, computers or similar machines of high
	  electrical consumption, the use of which has not been expressly approved by GHMC. Extraordinary use of electrical services shall require separate metering by GHMC for direct payment by Lessee.

     e. Janitorial services for cleaning of the Demised Premises five (5) days weekly in the manner and to the extent provided by GHMC for itself elsewhere in the building;
     f. Electric lighting service in the manner and to the extent provided by GHMC for itself elsewhere in the building;

     g.   Use of the reception area of the building;

     h. Electronic security services in the manner and to the extent provided for by GHMC itself elsewhere in the building;

     i. Trash and snow removal to the same extent provided by GHMC for itself in other areas of the building.

     j.   Repairs   and  maintenance  to  building  and   grounds
	  throughout Green Hills Corporate Center. Not included but fee available:
	  -    Tenant improvement services,
	  -    Architectural space design services,
	  -    Move and change planning and implementation,
   -    Conference room setup services; conference center services,
	  -    Computer setup services
	  -    Security guard services

     GHMC reserves the right to stop the above-defined services at any time when necessary or desirable in the judgment of GHMC by reason of accident or emergency or for repairs, maintenance, alterations, replacements or improvements. GHMC shall use reasonable diligence to repair, maintain, alter, replace, or improve same promptly, but Lessee shall have no claim for rebate or reduction of rent or for damages on account of any interruptions in said services occasioned thereby or resulting therefrom.

     If the Demised Premises are rendered totally or partly untenable for a period of twenty (20) consecutive days, Lessee is permitted to reduce its monthly base rental in exact proportion to the rental space made untenable. The rent abatement shall be calculated in exact proportion to the number of days that the Demised Premises were made untenable. For purposes of this Lease, and the rental abatement period, even though Lessee must wait twenty (20) days before abating the rent, once the twenty (20) days are up, the rent abatement shall include the twenty (20) days' period.

     The term untenable shall include floods to the premises, the need for structural repairs affecting Lessee's demised premises, or any other situations where Lessee cannot physically gain access to its premises during a regular business day.

6.   Preparation of Demised Premises

     Demised premises, as occupied by Lessee is considered an "as is" lease.

     Lessee shall make no changes in or to the Demised Premises. In the event that Lessee may from time to time require electrical supply hook-ups for its equipment in the Demised Premises or shall require other modifications of the Demised Premises or installation of other equipment within the Demised Premises, it shall so inform GHMC. If approved by GHMC, GHMC will, on a mutually agreed upon schedule, provide the necessary service. GHMC shall charge Lessee for service on a time and material basis, at GHMC's scheduled rates. GHMC shall bill Lessee for such service and Lessee shall reimburse GHMC for the cost of such service within thirty
     (30) days of the receipt of billing.

     Should Lessee believe that GHMC's scheduled rates and estimated time to complete any task requested by Lessee hereunder, not be competitively priced; Lessee shall have the right to obtain competitive bid or bids from qualified outside contractors to perform the specified task. Should such outside contractor or contractors provide a lower total bid to complete such task, GHMC will, at its discretion, either reduce its price to equal the lowest qualified bid or authorize the outside contractor to perform the specified task directly for Lessee.

7.   Security

     Security will be provided either by GHMC's standard security force and / or electronic security. Lessee agrees that its employees assigned to work within the Demised Premises and any of its visitors to the Demised Premises shall observe all GHMC security procedures which may from time to time be in effect and that such procedures may include, without limitation, the wearing of identification badges, signing of building registers, photographing, and all other procedures which GHMC may deem necessary or desirable.

8.           Care of Premises

     Lessee agrees that it will take good care of the Demised Premises, fixtures and appurtenances, and suffer no waste or injury; that it will be responsible to pay for all repairs to the Demised Premises, fixtures and appurtenances necessitated by the negligence or willful acts of Lessee, its agents, employees or guests; that in its use of the Premises it will conform to all laws, orders and regulations of the Federal, State and County authorities or any of their departments, and will not through its act or neglect cause any situation to exist in or about the Leased Premises which would constitute a violation of any Federal, State, or County code, regulation or ordinance governing use, occupancy, health, sanitation or fire (but nothing herein shall make Lessee liable for any repairs or alterations to the Premises or the building necessitated by the fault of Lessor, its agents, employees, guests, or other tenants). Lessee further agrees that it will not do, or permit anything to be done, in the Premises which will in any way increase the fire insurance premium on the building, or conflict with the fire insurance policies on the building. Lessee will defend and save harmless GHMC from any liability arising from injury to person or property caused by any negligence or willful act or omission of Lessee, its agents, employees, or guests. Lessee will surrender the Leased
     Premises at the expiration of the term (or the sooner termination thereof for any reason) in as good condition as they were at the beginning of the term, ordinary wear and tear excepted. Should Lessee fail to occupy the premises for sixty (60) days due to any cause other than breach by the Lessor, all alterations, additions, renovations or improvements to the premises made by Lessee shall become, at GHMC's option, a part of the real estate and belong to GHMC without payment of any consideration and shall remain in and be surrendered with the premises as part thereof at the expiration or sooner termination of the lease. If GHMC elects not to have ownership of the alterations made to its property, Lessee shall be obligated to restore the premises, at its costs and expense, to the condition at the time of leasing.

9.   Insurance

     It is understood that GHMC insures the building of which the Demised Premises are a part for its own protection and that it shall have no obligation to carry insurance on any of the property of Lessee or its employees assigned to work in the building. Lessee further agrees to procure and maintain at Lessee's expense throughout the continuance of this Lease, comprehensive general liability insurance with a minimum of One Million Dollars ($1,000,000) per occurrence for bodily injury including death and property damage, from a reputable company. Such comprehensive general liability insurance shall include, but not be limited to, contractual liability insurance covering the hold harmless agreements contained in Paragraphs entitled "Indemnification" and "Care of Premises" of this Lease. Lessee also agrees to procure and maintain fire legal liability insurance, either by endorsement to the afore-mentioned comprehensive general liability policy or by a separate policy, with a minimum of Two Million Dollars ($2,000,000) covering Lessee's legal liability for damages to the leased Premises. Evidence of insurance coverage and providing for thirty (30) days prior written notice to GHMC of any material change in or cancellation of the foregoing policy(ies) shall be furnished to GHMC promptly after the date of execution of this Lease.

10.  Damage, Destruction, or Eminent Domain

     In the event that the Demised Premises or the building of which they are a part shall be materially damaged or if the said building of any material part thereof be taken in any eminent domain proceedings and if, as a result thereof, Lessee shall be substantially prevented from conducting its operations within the Demised Premises for a period of thirty (30) consecutive days, Lessee may thereupon terminate this Lease by written notice to GHMC. Should only a portion of the Demised Premises be unavailable for Lessee's use then the rent on such space or spaces shall abate proportionately on such space which was rendered unusable until such time as such space can be repaired, restored or replaced, after which the full amount of rent shall once again be payable as herein set forth.
11.  Notices

     Any notice required or permitted to be given hereunder shall be in writing and mailed, postage prepaid, by certified or registered U.S. mail, return receipt requested, to the address set forth herein for each notice. Notices shall be deemed to have been given when mailed, as evidenced by receipt for said mailing.

12.  Signs and Advertising

     No  sign, advertising or notice shall be inscribed,  affixed or displayed on any part of the outside or inside of the building, nor shall any advertising medium be used within the Demised Premises, except as approved in writing in advance by GHMC. Lessee shall obtain and pay for all permits and licenses, if any, required in connection with any approved sign and shall be responsible for the proper installation and maintenance thereof. Copies of all such required permits and licenses in connection with any approved sign shall be delivered to GHMC within a reasonable time after they are issued.

     If any sign, advertisement or notice is improperly exhibited, GHMC shall have the right to remove the same, and Lessee shall be liable for any and all expenses incurred by GHMC in said removal. Any such permitted use, including directories and name plates, shall be at the sole expense and cost of the Lessee, except as otherwise provided. GHMC shall have the right to prohibit any advertisement of Lessee which in its option tends to impair the reputation of the building or its desirability as a high-quality office building, and, upon written notice from GHMC, Lessee shall immediately refrain from and discontinue any such advertisement.

13.  Inspection of Premises

     Lessee agrees it will allow GHMC, its agents or employees, to enter the Demised Premises at all reasonable times, but only after giving Lessee advance notice, without charge therefore to GHMC and without diminution of the rent payable to Lessee, to examine, inspect or to protect the same, or to prevent damage or injury to the same, or to make such alterations and repairs as GHMC may deem necessary or to exhibit the same to prospective tenants. The above referenced advance notice requirement shall not apply to security, maintenance, or janitorial personnel or emergency situations.

14.  Assignment - Subleasing

     The Lessee shall not assign or sublet the whole or any part of the leased Premises without GHMC's prior written consent, which consent shall not be unreasonably withheld. Lessee shall not, however, be required to obtain GHMC's written consent to sublease to any company owned by Lessee or which is owned by The Parsons Corporation. These related party subleases shall be effective on notice to GHMC. Notwithstanding such consent or notice, Lessee shall remain liable to GHMC for the payment of all rent and for the full performance of the covenants and conditions of this Lease, unless GHMC specifically agrees in writing to release Lessee from such obligations.

15.  Default and Bankruptcy

     In the event that:

     a. Lessee shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

     b. Lessee shall default in the observance or performance of any other of the Lessee's covenants, agreements or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

     c. Lessee shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of Lessee's property for the benefit of creditors, then GHMC shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased Premises, to declare the term of this Lease ended, and remove Lessee's effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Lessee shall indemnify GHMC against all loss of rent and other payments which GHMC may incur by reason of such termination during the residue of the term. If the Lessee shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on Lessee's part to be observed or performed under or by virtue of any of the provisions in any article of this Lease, GHMC, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee.

16.  Subordination

     This Lease shall be subject to and subordinate at all times to the lien of any mortgages and/or deeds of trust now or hereafter made on the Demised Premises, and to all advances made or hereafter to be made thereunder. This subordination provision shall be self-operative and no further instrument of subordination shall be required.

     Lessee  shall,  at any time during the term of  this  Lease, within twenty (20) days after written request by GHMC, certify by written instrument, the form of which shall be furnished by GHMC, duly executed and acknowledged, to any lender or proposed lender of the property containing the Demised Premises: (a) as to whether this Lease has been supplemented or amended and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease in accordance with its tenor as then constituted; (c) as to the existence, to Lessee's knowledge, of any default hereunder; (d) as to the commencement and expiration dates of the term of this Lease; and (e) as to any other matters as may be reasonably so requested.

17.       Indemnification

     Lessee will hold GHMC exempt and harmless for and on account of any damage or injury to any person, or to the goods, wares and merchandise, of any person, arising from the use of the Premises or common areas of the building by Lessee, or arising from the failure of Lessee to keep the Premises in good condition as herein provided. Lessee agrees to protect, indemnify, and save harmless GHMC on account of any injury or damage to persons or their property, whether on the Premises or in the common areas of the building, caused or resulting from Lessee's occupancy of the Premises and the building. GHMC shall not be liable to Lessee for any damage by or from any act or negligence of any other occupant of the same building. Lessee agrees to pay for all damage to the building, and to defend, indemnify and hold GHMC harmless with respect to damage to tenants or occupants thereof to the extent such damage is caused by Lessee's negligence or willful act on said Premises, its apparatus or appurtenances.

18.  Expansion / Surrender of Space

     Lessee shall have the right of first refusal on any space adjacent to the Demised Premises that may become available during the terms of this lease, provided that at least twenty-four (24) months remain on the term, and that such right has not been granted to Penske (Penske has already been granted a right of first refusal on space in the existing complex, but has only exercised such right on space contigious to their existing space). GHMC will, however, exert all reasonable effort to meet Lessee's space needs, including where possible relocation of existing tenants. Such space to be rented "as-is". GHMC shall notify Lessee in writing of the availability of any such space and Lessee shall have ten (10) days to respond to such offering.

     Beginning after Lessee has paid GHMC 60 monthly rental payments, hereunder, and continuing through the remainder of the original term, Lessee shall have the right, upon six (6) months advance written notice to GHMC to surrender up to
     10,000 rentable square feet of office space per annum to GHMC. Such space shall be in contiguous units of not less than 5,000 rentable square feet of office space and shall be situated in such a fashion as to allow for re-rental by GHMC to third party or parties. The maximum square footage which may be returned under this Paragraph shall not exceed 10,000 square feet per year and 50,000 square feet over the term of this Agreement.

19.  Lessee's Covenants

     Lessee agrees that it will keep the Demised Premises and the fixtures therein in good order and condition, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the same now is or shall be at the commencement of the term hereof, ordinary wear and tear, and damage by the elements, fire and other unavoidable casualty not due to the negligence of Lessee, excepted. The Lessee further agrees not to make any additions or alterations, structural or otherwise, in or upon the Demised Premises, or the building of which they are a part, without first having obtained GHMC's written consent; and that any such additions or alterations much conform to any and all applicable building  code  standards, as well  as  any  and  all  other applicable requirements of the federal, state and local government. It is distinctly understood that any and all additions, alterations, installations, changes, replacements or improvements upon the Demised Premises shall remain upon the Demised Premises, and be surrendered with the Demised Premises at the expiration or other termination of this Lease without disturbance, molestation or injury.

     Should GHMC elect that certain alterations, installations, changes, replacements, additions to or improvements upon the Demised Premises be removed upon expiration or other termination of this Lease, or any renewal period hereof, Lessee hereby agrees to cause the same to be removed at Lessee's sole cost and expense, and to repair any damage to the Demised Premises arising from the installation of or the removal of same, and should Lessee fail to remove the same, then and in such event, GHMC shall cause same to be removed at Lessee's sole risk and expense, and Lessee hereby agrees to reimburse GHMC for the cost of such removal, together with any and all damages which GHMC may suffer and sustain by reason of the failure of Lessee to remove the same.

20.  Notices

     All notices under this Lease shall be in writing and sent by registered or certified mail as follows:

     To Tenant:          Green Hills Corporate Center
		    Rt. 10 and Pheasant Road
		    Reading, PA   19607

     To Landlord:        Green Hills Management Company
		    Attention:  Director, Real Estate Services
		    P. O. Box 1498
		    Reading, PA   19603-1498

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed by their duly authorized representatives as of the date and year first above written.

WITNESS:                           GREEN HILLS MANAGEMENT CO.

By:                                By:

                            				   Title:


WITNESS:                           GILBERT/COMMONWEALTH, INC.

By:                                By:

                            				   Title:


			GUARANTY OF LEASE

In partial consideration of the covenants, conditions and obligations contained in the Stock Purchase Agreement, to which this Lease is attached as an Exhibit. The Parsons Corporation hereby guarantees to GHMC and its successors and assigns the full and punctual performance and observation by Lessee of all of the material terms, covenants and conditions of this Lease. This guaranty shall include any liability of Lessee or any related company which may be occupying space pursuant to Section 14 of the Lease. If, at any time, default shall be made by Lessee or such related company, in the performance or observance of any of the material terms, covenants or conditions, The Parsons Corporation will keep, perform, and observe the same, as the case may be, in their place and stead upon written notice from GHMC.

WITNESS:                           THE PARSONS CORPORATION

By:_________________________________
By:________________________________


    EXHIBIT E

    Health Care Benefits

Robert Hagenbaugh
Sally Magner
Mary Ann Shaw
Eunice Smith
Russell Smith
Richard A. Stoudt
Mike Tokolics
La Var Winsor
Shirley Adams
Peter L. Bretz
Janice M. Dobrosky


    EXHIBIT F



		       EMPLOYMENT AGREEMENT


     AGREEMENT, made as of the date of Closing, pursuant to the Stock Purchase Agreement between Gilbert Associates, Inc. and The
Parsons Corporation, between  Gilbert/Commonwealth, Inc. a
Delaware corporation (the "Company") and _________________ ["the
Employee").

     WITNESSETH:

     WHEREAS, the Company desires to retain the services of Employee and Employee desires to be employed by Company upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby agrees to serve in such position as shall be assigned to Employee by the Company, for the period hereinafter defined. Employee agrees to perform such services as shall from time to time be assigned to him by the Company and, in the absence of such assignment, such services customary to such position as are necessary to the operations of Company. Employee further agrees to use his best efforts to promote the interests of the Company and to devote his full time, attention and energies to the duties of his position and the business and affairs of the Company during the Term of Employment (as hereinafter defined).

     2. TERM OF EMPLOYMENT. The employment hereunder shall be for a period of two [2] years (the "Term of Employment") which shall commence on the effective date hereof and shall end twenty four [24] months later unless earlier terminated (i) upon the death of Employee, (ii) at the option of the Company upon 30 days' prior written notice to Employee, in the event of the inability of the Employee to perform his duties hereunder, whether by reason of injury (physical or mental), illness or otherwise, incapacitating Employee for a continuous period exceeding 180 days or (iii) upon the discharge of Employee by the Company for cause as determined by the Company. For purposes of this paragraph 2(iii), "discharge for cause" shall mean:

     a. willful or intentional violation of Company policies or procedures, dereliction of Employee's duties or responsibilities, insubordination, or any other actions knowingly taken in conflict with the Company's interest and objectives;

     b. commission of any grossly negligent, fraudulent or dishonest act by Employee in connection with his employment with the Company; or

     c.   the commission of any felony or act of moral turpitude.

     3.   COMPENSATION.

     (a) Base Salary. As compensation for services hereunder, the Company shall pay Employee an annual salary of $___________, or such greater amount as may be established by Company, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of the Company. The salary rate for the Employee shall be periodically adjusted in accordance with the salary administration policy of the Company, but in no event shall such salary rate be decreased below the salary rate in effect as of the date hereof.

     (b) Vacation and Benefits. Employee shall receive paid vacation days each year in accordance with prevailing Company policies and shall participate on the same basis as other employees of the Company in any other Company employee benefit programs. The period of Employee's employment with Company prior to the date hereof shall be credited in full to determine the Employee's years of service for purposes of determining eligibility for vacation and benefits.

     (c) Payment Upon Early Termination. In the event of early termination of employment for any reason specified in paragraph 2(i), (ii) or (iii) hereof, the Company shall no longer be obligated to make any further compensation payments of any kind under this Agreement to Employee or his estate. In particular, the Employee shall not be entitled to any bonus payment for any portion of the year in which his employment so terminates or for any succeeding year except that in the case of death, the Employee's estate shall be entitled to a pro rated bonus, if so earned, for the portion of the year worked by the Employee prior to his death. Any base salary payments earned but not yet paid shall be made by the Company to Employee or his estate.

     4.   COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY;
     CONFIDENTIALITY

     (a) Covenant Not To Compete. Until one [1] year after Closing Date, Employee shall not without the Company's prior written consent, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of a type and character engaged in and competitive with that conducted by the Company. For these purposes, Employee's ownership of securities of a public company not in excess of 1% of any class of such securities shall not be considered to be engaging in competition with the Company.

       For the period set forth in the immediately preceding paragraph, Employee agrees to refrain from interfering with the employment relationship between the Company and its other employees by soliciting any such individuals to participate in independent business ventures or to accept other employment and agrees to refrain from soliciting business from any client of the Company for himself or for any entity in which Employee has an interest.

     It is the desire and intent of the parties that the provisions of this paragraph 4(a) shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of this paragraph 4(a) shall be adjudicated to be invalid or unenforceable, this paragraph 4(a) shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

     Employee acknowledges and agrees that these provisions are necessary for the Company's protection and are not unreasonable because (i) his means of livelihood is not materially affected by his abiding by the provisions hereof, and (ii) he is able to obtain employment with companies whose businesses are not competitive with those of the Company.

     (b) Intellectual Property. During the Term of Employment, Employee will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business of the Company or its subsidiaries or affiliates, including, without limitation, any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of the Company and that he will at the Company's request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company.

     (c) Confidentiality. Employee agrees that without the prior written consent of the Company, such consent to be given only by the Board of Directors of the Company, he will not use, publish or otherwise divulge to anyone (other than the Company or any persons employed or designated by the Company) any knowledge of or information of any type whatsoever of a confidential nature relating to the business of the Company or any of its subsidiaries or affiliates, including, without limitation, all types of trade secrets (unless readily ascertainable from public or published information or trade sources).


     (d) Survival. Employee agrees that it is necessary for the protection of the Company that paragraphs 4(a), 4(b) and 4(c) shall survive the Term of Employment until the date set out in paragraph 4(a).

     5. REIMBURSEMENT OF EXPENSES. Employee shall be entitled to be reimbursed for reasonable travel and other expenses incurred in connection with the services to the Company pursuant to and during the term of this Agreement upon a basis consistent with the policies of the Company.

     6. BREACH BY EMPLOYEE. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by him, including, but not limited to the obligations in paragraph 4 herein, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Employee, or to enjoin Employee from performing services for any such other person, firm or corporation.

     7. ASSIGNMENT. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company. In the event of any attempted assignment or transfer of rights hereunder by Employee, contrary to the provisions hereof, the Company shall have no further liability for payments hereunder.

     8. GOVERNING LAW; CAPTIONS. This Agreement contains the entire Agreement between the parties and shall be governed by the laws of the Commonwealth of Pennsylvania except with respect to the Commonwealth of Pennsylvania's laws concerning the conflict of laws. This Agreement may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Paragraph headings are for convenience of reference only and shall not be considered a part of this Agreement.

     9. PRIOR AGREEMENTS. This Agreement supersedes and terminates all prior agreements between the parties relating to the subject matter herein addressed, including, without limitation, any executive benefits, incentives, severance, deferred compensation, salary continuation, retirement, pensions, etc. which are not made generally available to Company employees under the Company's standard employee and management benefit plans.

     10. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed effective when mailed by Certified Mail, Return Receipt Requested, to the party at his or its address as follows (or at such other address as the party may specify by written notice to the other):

	       If to the Company: Gilbert/Commonwealth, Inc.
				  2675 Morgantown Road
				  Reading, Pennsylvania   19607

	       With copies to     President



	       If to the Employee





     11. CONDITIONS OF EMPLOYMENT. The Company acknowledges that it is the Employee's understanding that his principal place of employment will initially be in the area of his current employment, but that Company retains the right to require the Employee to accept assignments at other locations from time to time. Employee additionally acknowledges that he will be expected to work reasonable business hours and engage in travel away from his principal place of employment in accordance with the Company's business practices.


     12. ACKNOWLEDGMENT. Employee hereby acknowledges that he has been given the opportunity to review the terms and conditions of this Agreement with any legal or other advisor of his choice and that he fully understands and knowingly consents to the terms and conditions thereof.

     IN WITNESS WHEREOF, the Company has, by its appropriate officer, signed this Agreement and Employee has signed this Agreement, on and as of the day and year set forth below.

DATE _________________                  EMPLOYEE



___________________________________


DATE ___________________                GILBERT/COMMONWEALTH, INC.

					By:
_______________________________                   .



					Title: